As filed with the Securities and Exchange Commission on July 14, 1998
                            Registration No. 333-xxxx
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MID-ATLANTIC REALTY TRUST
             (Exact Name of Registrant as Specified in Its Charter)

        Maryland                                  6798                             52-1832411
(State or other jurisdiction            (Primary Standard Industrial      (I.R.S. Employer Identification
of incorporation or organization)       Classification  Code Number)                     Number)

                         170 W. Ridgely Road, Suite 300
                           Lutherville, Maryland 21093
                                 (410) 684-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          F. Patrick Hughes, President
                            Mid-Atlantic Realty Trust
                         170 W. Ridgely Road, Suite 300
                              Lutherville, MD 21093
                                 (410) 684-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                          Abba David Poliakoff, Esquire
             Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
                             233 East Redwood Street
                            Baltimore, Maryland 21202
                                 (410) 576-4067

              Approximate date of commencement of proposed sale to public: From time to time after Registration Statement becomes effective.
              If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|
              If any of the securities  being  registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
              If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
____________________
              If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________
              If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

================================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                  Proposed             Proposed Maximum          Amount of
Title of Securities to be Registered      Amount to be        Maximum Offering        Aggregate Offering       Registration
                                           Registered        Price Per Share (1)          Price (1)                 Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial                2,864,000              $12.6875               $36,337,000              $10,720
Interest, par value $.01 per Share
================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales price on the New York Stock Exchange on July 10, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commissioner, acting pursuant to said Section 8(a), may determine.

     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Operating Partnership, the Selling Shareholders or any underwriters, agents or dealers. This Prospectus does not constitute an offer to sell or solicitation of any offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or the Operating Partnership since the date hereof or the information contained herein is correct at any time subsequent to the date hereof.


                                          ------------------------------



                                TABLE OF CONTENTS

                                                                           Page


Available Information.........................................................3

Incorporation of Certain Documents by Reference...............................3

The Company...................................................................4

Risk Factors..................................................................5

Use of Proceeds...............................................................8

Description of Shares of Beneficial Interest..................................8

Description of Units.........................................................12

Registration Rights..........................................................18

Comparison of Ownership of OP Units and Common Shares........................22

Federal Income Tax Considerations for Holders of Common Shares
                of Beneficial Interest.......................................32

Selling Shareholders.........................................................38

Plan of Distribution.........................................................40

Legal Matters................................................................41

Experts......................................................................41

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                      SUBJECT TO COMPLETION JULY ___, 1998
PROSPECTUS
                            MID-ATLANTIC REALTY TRUST

                                    2,864,000

                      Common Shares of Beneficial Interest

     Mid-Atlantic Realty Trust (the "Company") is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") which owns, acquires, develops, redevelops, leases and manages primarily neighborhood or community shopping centers in the Middle Atlantic region of the United States.

     All of the Company's interest in its commercial properties are held directly or indirectly by, and substantially all of its operations relating to such properties are conducted through MART Limited Partnership (the "Operating Partnership"). On July 1, 1997, the Company completed the acquisition of a portfolio of nine shopping centers and one medical office building (the "Acquired Properties") in the Baltimore metropolitan area from partnerships associated with Jack H. Pechter (the "Pechter Group"). Part of the consideration for the Acquired Properties was the issuance by the Operating Partnership to the Pechter Group of 3,175,771 units of limited partnership interests in the Operating Partnership (the "OP Units").

     This Prospectus relates to (i) the possible issuance by the Company of up to 2,864,000 common shares of beneficial interest (the "Redemption Shares") par value $.01 per share ("Common Shares"), of the Company if, and to the extent that, members of the Pechter Group tender such OP Units for redemption and (ii) the offer and sale from time to time of up to 2,864,000 Redemption Shares that may be issued to such persons (the "Selling Shareholders"). The Company is registering the offer and sale by the Selling Shareholders of Redemption Shares, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof. The Company does not currently expect to issue more than 2,864,000 Common Shares in redemption of OP Units.

     The Company's Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "MRR."

     The Company will not receive any proceeds from the issuance of the Redemption Shares or the sale of such Redemption Shares by the Selling Shareholders but has agreed to bear certain expenses of registration of the Redemption Shares under Federal and state securities laws other than commissions and discounts of agents or broker-dealers and transfer taxes, if any. The Company will acquire OP Units in the Operating Partnership in exchange for any Redemption Shares that the Company may issue to OP Unit holders pursuant to this Prospectus.

     In order to maintain the Company's qualification as a REIT for federal income tax purposes and for other purposes, the Company's Declaration of Trust provides that no person may own more than 9.9% of the outstanding Common Shares. Common Shares owned in excess of such limit shall be deemed "Excess Shares" pursuant to the Company's Declaration of Trust, in which case the holder will lose certain ownership rights with respect to such shares and the Company will have the right to purchase such Excess Shares from the holder. See "Description of Common Shares of Beneficial Interest."
                             -----------------------

            See "Risk Factors" beginning on page 5 for certain information that should be considered by prospective shareholders.
                             -----------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION NOR HAS THE COMMISSION OR
                 ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
           ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO
                            THE CONTRARY IS UNLAWFUL.
                             ----------------------

                 The date of this Prospectus is July ____, 1998

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at the prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http:\\www.sec.gov. The Company's Common Shares are listed on the NYSE under the symbol "MRR" and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act, with respect to the securities offered by this Prospectus. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. For further information with respect to the Company and the Redemption Shares, reference is made to the Registration Statement. The material provisions of any contract or other document referred to herein are described in this Prospectus; statements concerning the contents of such contracts and documents, however, are not necessarily complete, and in each such instance reference is made to the copy of such contract or other document filed as an exhibit to such Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company (File No. 1-12286) with the Commission are incorporated herein by reference:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (c) description of the Common Shares included in the Company's Registration Statement on Form 8-A, dated August 24, 1993, and the information thereby incorporated by reference contained in the Company's Registration Statement on Form S-11, dated July 22, 1993; and

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained in the Registration Statement, this Prospectus, or any other subsequently filed document that is also incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to the Secretary, 170 W. Ridgely Road, Suite 300, Lutherville, Maryland 21093, telephone number (410) 684-2000.

                                   THE COMPANY

General

     The Company is a fully integrated, self-administered and self-managed REIT which owns, acquires, develops, redevelops, leases and manages primarily neighborhood or community shopping centers in the Middle Atlantic region of the United States. The Company owns and operates 30 neighborhood or community shopping centers, one enclosed regional mall, five additional retail and commercial properties and seven undeveloped parcels of land aggregating approximately 125 acres (collectively, the "Properties"). The Properties have a gross leasable area of approximately 4.5 million square feet and were 95% leased at June 1, 1998.

     All of the Company's interests in the Properties are held directly or indirectly by, and substantially all of its operations relating to the Properties are conducted through, the Operating Partnership. The Company controls the Operating Partnership as the sole general partner and, therefore, has the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain exceptions. The Company owns approximately 82% of the OP Units. Subject to certain conditions, OP Units in the Operating Partnership may be exchanged by the limited partners for cash or, at the option of the Company, the obligation may be assumed by the Company and paid either in cash or in Common Shares on a one-for-one basis.

     The Company's primary objectives are to increase funds from operations ("FFO") per Common Share and to maximize shareholder value. To achieve its objectives, the Company seeks to operate its Properties for long-term FFO growth. The Company also acquires, develops and redevelops anchored neighborhood or community shopping centers in the Middle Atlantic region of the United States that provide daily necessities, consumer products or value oriented merchandise through tenants such as super markets, drug stores, discount retailers, restaurants and vendors of consumer goods and services.

     The executive offices of the Company and the Operating Partnership are located at 170 W. Ridgely Road, Suite 300, Lutherville, Maryland 21093, (410) 684-2000.

Securities to be Offered

     On July 1, 1997, the Company completed the acquisition of a portfolio of nine shopping centers and one medical office building (the "Acquired Properties") in the Baltimore metropolitan area from partnerships associated with Jack H. Pechter (the "Pechter Group"). The Acquired Properties total approximately 1.06 million gross leasable square feet. The consideration for the Acquired Properties was the issuance by the Operating Partnership to the Pechter Group of 3,175,771 OP Units and the assumption of mortgage indebtedness of approximately $84,000,000. At closing, Jack H. Pechter was elected Deputy Chairman and a Trustee of the Company.

     At the closing of the acquisition of the Acquired Properties, the Company formed the Operating Partnership and assigned to the Operating Partnership its interest in the Acquired Properties. As a result of this transaction, the Company converted into an "umbrella partnership real estate investment trust" or "UPREIT" structure, which will permit the Company to use OP Units as consideration in property acquisitions, thereby providing certain tax deferral benefits to sellers.

     The Company, as sole general partner of the Operating Partnership, has the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain exceptions. The Company anticipates that the Operating Partnership will acquire additional properties in exchange for OP Units, in which case persons that own such properties will become limited partners of the Operating Partnership.

     The Partnership Agreement of the Operating Partnership (the "Partnership Agreement") provides that limited partners may have their OP Units redeemed for cash beginning two years after issuance of the

OP Units. In connection with the acquisition of the Acquired Properties, the members of the Pechter Group were given the right to redeem their OP Units at any time after one year from the closing of the acquisition. Redemptions are subject to certain limitations in the Partnership Agreement and compliance with the ownership limits under the Company's organization documents. At its option, the Company may assume the payment obligation at any time and pay it in cash or, in its discretion, may substitute Common Shares of the Company in redemption of the OP Units on a one-for-one basis. The Company has granted registration rights to the Pechter Group pursuant to which the Company will register Common Shares acquired by the Pechter Group upon redemption of OP Units. The registration statement of which this Prospectus is a part registers 2,864,000 of the Common Shares that may be issued in redemption of the OP Units issued to the Pechter Group. The Company does not currently expect to issue more than 2,864,000 Common Shares in redemption of OP Units.

                                  RISK FACTORS

In addition to the historical information contained herein, the discussions in this Prospectus and in any prospectus supplement contain certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein. The following risk factors should be considered carefully in addition to the other information in this Prospectus before purchasing the Redemption Shares.

Real Estate Investment Risks

     General. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income and capital appreciation generated by the related properties. If the properties do not generate sufficient income to meet operating expenses, including debt service, lease payments, capital expenditures and tenant improvements, the Company's income and ability to make distributions to its shareholders will be adversely affected. Income from properties may be adversely affected by the general economic climate, local conditions, such as oversupply of space or a reduction in demand for rental space in the area, the attractiveness of the properties to tenants, competition from other available space, the ability of the owner to provide adequate maintenance and insurance, increased operating costs (including real estate taxes) and the inability of a significant number of tenants to pay rent. Income from properties and real estate values are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing. In addition, real estate investments are relatively illiquid and, therefore, will tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions.

     Ability to Rent Unleased Space. The ability of the Company to rent unleased space is affected by many factors, including certain covenants typically found in leases with tenants in shopping center properties which restrict the use of other space at a property. In addition, in the event of a default by a lessee or sublessee in its obligations, the Company may experience delays in enforcing its rights as lessor or sublessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in acquiring and making substantial improvements or repairs to a property.

     Risk of Bankruptcy of Tenants. At any time, a tenant of the Company's properties may seek the protection of the bankruptcy laws, which could result in the termination of such tenant's lease and cause a downturn in distributable cash flow of the Company. In addition, a tenant from time to time may experience a downturn in its business which may weaken its financial condition and result in the failure to make rental payments when due.

     Casualty. The Company carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses which may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose its investment, anticipated profits and cash flows from a property.

     Debt Financing and Existing Debt Maturities. The Company is subject to the risks normally associated with debt financing, including the risks that the Company's funds from operations will be insufficient to meet required payments of principal and interest, that existing indebtedness on the properties (which will not necessarily have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancings, the Company's interest expenses would increase, which would adversely affect the Company's funds from operations and its ability to make distributions to shareholders. In addition, in the event the Company were unable to secure refinancing of such indebtedness on acceptable terms, the Company might be forced to dispose of its properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect the cash flow available for distribution of the Company.

     Competition. There are numerous developers and real estate companies which compete with the Company in seeking properties for acquisition and tenants for vacant space, some of which may have greater financial resources than the Company. There can be no assurance that the Company will continue to compete favorably with such other companies.

     Environmental Matters. Under various federal, state and local environmental laws, ordinances and regulations, an owner of real property may be held liable for costs of removal or remediation of certain conditions relating to the presence of hazardous or toxic substances at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances (including government fines and injuries to persons and adjacent property). These laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation, removal, fines or personal or property damages and the owner's liability therefor could exceed the value of the property. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral which, in turn, would reduce the owner's revenues.

     Americans with Disabilities Act. The properties and any newly developed or acquired properties must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of the Company's properties, where such removal is readily achievable. The Company believes that the properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of fines or an award of damages to private litigants. If required changes involve a greater expenditure than the Company currently anticipates, or if the changes must be made on a more accelerated basis than it anticipates, the Company's ability to make expected distributions could be adversely affected. The Company believes that its competitors face similar costs to comply with the requirements of the ADA.

Dependence on the Middle Atlantic Area

     Approximately 99% of the properties' gross leasable area is located in the Middle Atlantic area. As a result, the Company will be affected more by any adverse economic conditions in the Middle Atlantic area than would a real estate company with properties in a number of different geographic areas.

No Limitation in Organizational Documents on Incurrence of Debt

     The Board of Trustees of the Company currently has adopted a policy of limiting its secured indebtedness to not more than 50% of the estimated value of its properties, but its Declaration of Trust does not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, the Company might incur. Accordingly, the Board of Trustees could alter or eliminate its current policy on borrowing. If this policy were to change, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's funds from operations and ability to make expected distributions to its shareholders and in an increased risk of default on its obligations.

Dependence on Key Personnel

     The Company is dependent on the efforts of its executive officers, particularly F. Patrick Hughes, President and Chief Executive Officer of the Company. The loss of Mr. Hughes' services could have an adverse effect on the operations of the Company. The Company has key man insurance covering the life of Mr. Hughes in the amount of $1,000,000.

Adverse Consequences of Failure to Qualify as a REIT

     The Company is treated as a REIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). No assurance can be given that the Company will continue to operate in a manner enabling it to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determinations of various factual matters and circumstances not entirely within the Company's control. Furthermore, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualifications as a REIT or the federal income tax consequences of such qualifications. The Company is not currently aware of any pending legislation which would affect its qualification as a REIT.

     If in any taxable year the Company fails to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company will also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the year or years involved. In addition, the Company would no longer be required by the Code to make any distributions.

Anti-Takeover Effect of Ownership Limitations

     In order to maintain its qualifications as a REIT, not more than 50% of the Company's shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). To ensure that this rule is not violated and to safeguard the Company's qualification as a REIT, shareholders are subject to the Beneficial Ownership Limitations which restrict the ownership of more than 9.9% of the outstanding Common Shares, either in the aggregate or of any class, unless waived by the Trustees. In addition, the Constructive Ownership Limitations restrict the ownership, under the applicable attribution rules of the Code (which are different from those applicable with respect to the Beneficial

Ownership Limitations), of more than 9.9% of the outstanding Common Shares either in the aggregate or of any class.

     These ownership restrictions have the collateral effect of deterring non-negotiated acquisitions of, and proxy fights for, the Company by a third party. Limiting the ownership of the Common Shares may discourage a change of control of the Company and may also (a) deter tender offers for the Common Shares, which offers may be attractive to the shareholders, (b) limit the opportunity for shareholders to receive a premium for their Common Shares that might otherwise exist if an investor attempted to assemble a block of Common Shares in excess of 9.9% of the Common Shares, or (c) limit the opportunity for shareholders to effect a change of control of the Company.

Risks Inherent in Development and Acquisition Activities

     The Company intends to continue development of its properties and may acquire additional properties in the future. While the Company's policies with respect to development and acquisition activities are intended to limit some of the risks otherwise associated with those activities, the Company nevertheless will incur certain risks related to delays in construction and lease-up, costs of materials, financing availability, volatility in interest rates, labor availability, failure to achieve anticipated occupancy levels, and the failure of its properties to perform as expected.


                                 USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Redemption Shares by the Selling Shareholders but will acquire OP Units in the Operating Partnership in exchange for any Redemption Shares that the Company may issue to a redeeming limited partner.


                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

     The summary of the terms of the capital stock set forth below does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Company's Declaration of Trust and the Company's Bylaws.

General

     The Company's Declaration of Trust authorizes it to issue up to 102,000,000 Shares, consisting of 100,000,000 of Common Shares and 2,000,000 of Preferred Shares, and such other types or classes of shares of beneficial interest as the Trustees may create and authorize from time to time. No Preferred Shares are outstanding and the Company has no present plans to issue any Preferred Shares.

     The Declaration of Trust also provides that, subject to the provisions of any class or series of the Common Shares other than Common Shares then outstanding, the shareholders of the Company shall be entitled to vote only on the following matters: (a) election or removal of Trustees; (b) amendment of the Declaration of Trust; (c) termination of the Company; and (d) merger, consolidation or share exchange of the Company or the sale or disposition of all or substantially all of the Company's assets. Except for the election or removal of Trustees, which requires the approval of holders of a majority of the Common Shares present at a meeting at which a quorum is present, each of the other matters requires the affirmative approval of holders of two-thirds of the Common Shares issued and outstanding and entitled to vote upon the matter. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Trustees.

     Both Maryland statutory law governing REITs and the Declaration of Trust provide that no shareholder will be personally liable for any obligation of the Company. Pursuant to the Declaration of

Trust, the Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it will be the Company's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

     The transfer agent and registrar for the Common Shares is the Continental Stock Transfer and Trust Company, located in New York, New York.

     Common Shares. Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding shares can elect all of the Trustees then standing for election. Holders of Common Shares are entitled to such distributions as may be declared from time to time by the Trustees out of funds legally available therefor.

     Holders of Common Shares have no conversion, redemption or preemptive rights to subscribe for any securities of the Company. All outstanding Common Shares will be fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Shares will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors and preferential rights of the Preferred Shares, if any.

     Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, preemptive, appraisal, conversion or exchange rights.

     Preferred Shares. The Preferred Shares authorized by the Company's Declaration of Trust may be issued from time to time in one or more series in such amounts and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption as may be fixed by the Trustees. Under certain circumstances, the issuance of Preferred Shares could have the effect of delaying, deferring or preventing a change of control of the Company and may adversely affect the voting and other rights of the holders of the Common Shares. No Preferred Shares are outstanding and the Company has no present plans to issue any Preferred Shares.

     Classification or Reclassification of Common Shares or Preferred Shares. The Declaration of Trust authorizes the Trustees to classify or reclassify any unissued shares, including Common Shares or Preferred Shares, by setting or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any such shares.

     Excess Shares. The Declaration of Trust provides that no holder may own, or be deemed to own under the applicable attribution rules of the Code, Common Shares in excess of the Beneficial Ownership Limitations or the Constructive Ownership Limitations (the "Ownership Limit"), and that no purported transfer of Common Shares may be given effect if it results in ownership of all of the outstanding Common Shares by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code (a "Prohibited Transfer"). In the event of a purported transfer or other event that would, if effective, result in Common Share ownership in violation of the Ownership Limit, the number of Common Shares in excess of the Ownership Limit would automatically be converted into "Excess Shares." Excess Shares are Common Shares automatically transferred to a special trust to be maintained by the Company in respect of each such transfer to the extent necessary to ensure that the purported transfer or other event does not result in Common Shares ownership in violation of the Ownership Limit.

     A purported transferee of Common Shares converted into Excess Shares is not entitled to voting rights, except to the extent required by law, or to any dividends, distributions or other rights as a shareholder. If, after the purported transfer or other event resulting in a conversion of Common Shares into Excess Shares and prior to the discovery thereof by the Company, dividends or distributions are paid with respect to such Common Shares, then such dividends or distributions are to be repaid to the Company upon demand. Excess Shares will be held in trust by the Company for the benefit of the ultimate transferee of an interest in such trust. While Excess Shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such Excess Shares only to a person whose ownership of the Common Shares will not violate the Ownership Limit and to whom such transfer will not constitute a Prohibited Transfer, at which time the Excess Shares will be automatically converted into Common Shares of the same type and class as the Common Shares for which the Excess Shares were originally converted. The Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Common Shares for which such Excess Shares were converted during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be turned over to the Company.

Restrictions on Ownership and Transfer

     For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding Common Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; the Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and certain percentages of the Company's gross income must be from particular activities (see "Federal Income Tax Considerations for Holders of Common Shares of Beneficial Interest - Federal Income Taxation of the Company"). Because the Trustees believe it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust contains provisions that restrict the ownership and transfer of Common Shares. The Declaration of Trust contains a number of provisions which restrict the ownership and transfer of Common Shares and which are designed to safeguard the Company against an inadvertent loss of REIT status. In order to prevent any shareholder from owning Common Shares in an amount which would cause more than 50% in number or value of the outstanding Common Shares of the Trust to be held by five or fewer individuals after the offering, the Declaration of Trust contains Beneficial Ownership Limitations that, with certain exceptions, restrict shareholders from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding Common Shares, in number or value, either in the aggregate or of any class.

     Shareholders who own, under the attribution rules of the Code that apply for purposes of the Beneficial Ownership Limitations, more than 9.9% of the outstanding Common Shares, in number or value, either in the aggregate or of any class shall be required to provide the Company with information concerning their ownership of Common Shares. In the event that such a shareholder does not provide the Company with such information and, as a result, five or fewer persons would, but for the exchange described below, own, under the attribution rules of the Code that apply for purposes of the Beneficial Ownership Limitations, more than 49.9% of the Common Shares, then, to the extent necessary to prevent such ownership from exceeding 49.9%, Common Shares owned by such shareholder in excess of 9.9% under the applicable attribution rules will be automatically converted into Excess Shares on the day prior to the date that such ownership would otherwise have risen above 49.9%, with the result that such shareholder will not be entitled to the benefits associated with the ownership of the Common Shares exchanged for any period following the automatic exchange. See "Description of Shares of Beneficial Interest - General - Excess Shares" above.

     Shareholders should be aware that events other than a purchase or other transfer of Common Shares can result in ownership, under the applicable attribution rules of the Code, of Common Shares in excess of the Beneficial Ownership Limitations. For instance, if two shareholders, each of whom own, under the applicable attribution rules of the Code, 5% of the outstanding Common Shares, were to marry, then after their marriage both shareholders would own, under the applicable attribution rules of the Code, 10% of the outstanding Common Shares, which is in excess of the Beneficial Ownership Limitation for Common Shares. Similarly, if a shareholder who owns 9% of the Common Shares also owns 50% of a corporation which owns 8% of the Common Shares, then the shareholder would own, under the applicable attribution rules of the Code, 13% of the outstanding Common Shares (one-half of the 8% owned by the corporation, plus the 9% owned by the shareholder). Shareholders should consult their own tax advisers concerning the application of the attribution rules of the Code in their particular circumstances.

     Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. See "Federal Income Tax Considerations for Holders of Common Shares of Beneficial Interest - Federal Income Taxation of the Company - Income Tests." For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. Therefore, in order to ensure that rental income of the Company will not be treated as nonqualifying income under the rule described above, and thus to ensure that there will not be an inadvertent loss of REIT status as a result of the ownership of Common Shares by a tenant, or a person that holds an interest in a tenant, the Declaration of Trust also contains Constructive Ownership Limitations that restrict, with certain exceptions, shareholders from owning, under the applicable attribution rules of the Code (which are different from those applicable with respect to the Beneficial Ownership Limitations), more than 9.9% of the outstanding Common Shares, in number or value, either in the aggregate or of any class. Subject to certain exceptions, the Declaration of Trust also contains restrictions that are designed to ensure that the shareholders who own, under the applicable attribution rules of the Code, Common Shares in excess of the Constructive Ownership Limitations will not, in the aggregate, own an interest in a tenant or subtenant of the REIT of sufficient magnitude to cause rental income received, directly or indirectly, by the REIT from such tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy.

     Shareholders should be aware that events other than a purchase or other transfer of Common Shares can result in ownership, under the applicable attribution rules of the Code, of Common Shares in excess of the Constructive Ownership Limitation. As the attribution rules that apply with respect to the Constructive Ownership Limitations differ from those that apply with respect to the Beneficial Ownership Limitations, the events other than a purchase or other transfer of Common Shares which can result in Common Share ownership in excess of the Constructive Ownership Limitations can differ from those which can result in Common Share ownership in excess of the Beneficial Ownership Limitations. Shareholders should consult their own tax advisers concerning the application of the attribution rules of the Code in their particular circumstances.

     For purposes of calculating the Common Shares owned by a shareholder to determine the applicability of the Beneficial Ownership Limitations and the Constructive Ownership Limitations, the beneficial ownership rules contained in Regulation 13D promulgated under the Securities Exchange Act of 1934, as amended, will be applied. Accordingly, all rights to acquire Common Shares and all securities convertible into Common Shares will be deemed to have been exercised or converted, as the case may be.

     The Trustees may waive the Beneficial Ownership Limitations or the Constructive Ownership Limitations, including the limitations applicable to holders who own in excess of 9.9% either in the aggregate or of the Common Shares of any class, if evidence satisfactory to the Trustees and the Company's tax counsel is presented showing that such waiver will not jeopardize the Company's status as a REIT under the Code and will not otherwise adversely affect the Company. As a condition of such waiver, an intended transferee must give written notice to the Company and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Trustees. If, in the opinion of management, the requested waiver raises significant issues which could adversely affect the status of the Company as a REIT for federal income tax purposes, then the Trustees will require an opinion of counsel with respect to such issues prior to granting the waiver. The foregoing restrictions on transferability and ownership will not apply if the Trustees determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer of Common Shares or any security convertible into Common Shares that would (a) create a direct or indirect ownership of Common Shares in excess of the Beneficial Ownership Limitations or the Constructive Ownership Limitations, (b) result in the Common Shares being owned by fewer than 100 persons or (c) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Common Shares.

     The Declaration of Trust provides that the Company, by notice to the holder thereof, may purchase any or all Excess Shares resulting from any transfer or other event. The price at which the Company may purchase such Excess Shares shall be equal to the lesser of (a) in the case of Excess Shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such Excess Shares or, in the case of Excess Shares resulting from some other event, the market price of such Common Shares on the date of the automatic conversion into Excess Shares, or (b) the market price of such Common Shares on the date the Company accepts the offer to purchase such Excess Shares. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that such Common Shares have been transferred in violation of the provisions of the Company's Declaration of Trust shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Company.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 9.9% in number or value either in the aggregate or of any class of the outstanding Common Shares must give a written notice to the Company containing the information specified in the Declaration of Trust by January 30 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of beneficial interests as the Trustees deem necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Restrictions may have the effect of precluding acquisition of control of the Company unless the Trustees determine that maintenance of REIT status is no longer in the best interests of the Company.

                              DESCRIPTION OF UNITS

     The following description of the material terms of the OP Units and other securities of the Operating Partnership and certain other material provisions of the Partnership Agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable provisions of Maryland law and the Partnership Agreement. For a comparison of the rights of partners in the Operating Partnership and shareholders of the Company, see "Comparison of Ownership of OP Units and Common Shares."

General

     Holders of OP Units (other than the Company in its capacity as general partner) hold a limited partnership interest in the Operating Partnership, and all holders of OP Units (including the Company in its capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership.

Issuance of OP Units

     From time to time, subject to and in accordance with the provisions of the Partnership Agreement, the Company, in its capacity as general partner, may cause the Operating Partnership to issue additional OP Units as follows:

              (a) OP Units to the Company upon the issuance by the Company of additional Common Shares and the contribution of the net proceeds thereof as an additional capital contribution to the Operating Partnership, as provided for in the Partnership Agreement. The Company may issue Common Shares in connection with option plans, restricted share plans or other benefit or compensation plans and arrangements (for example, shares issued in lieu of fees or compensation), and the Company may issue Common Shares in payment of the redemption price of any OP Units, without receiving any proceeds and the issuance of such Common Shares shall nonetheless entitle the Company to additional OP Units. In such event, the Operating Partnership shall issue a number of OP Units equal to the number of Common Shares being issued by the Company.

                    In the event of any stock split, stock dividend, reclassification, recapitalization or other adjustment in respect of the outstanding Common Shares, the number of OP Units will be proportionately adjusted so that the OP Units will equate to the Common Shares on a one-to-one basis.

              (b) OP Units to partners (including itself) that hold other units of partnership interest or other securities that are convertible into or exchangeable for OP Units, upon the exercise of such conversion or exchange in accordance with the terms, conditions and provisions of the Partnership Agreement.

              (c) If the Company, in its capacity as general partner, creates and administers a reinvestment program in substantial conformance with a dividend reinvestment program which may be available from time to time to holders of Common Shares, each limited partner holding OP Units shall have the right to reinvest any or all cash distributions payable to it from time to time pursuant to the Partnership Agreement by having some or all (as the limited partner elects) of such distributions contributed to the Operating Partnership as additional capital contributions, and in such event the Operating Partnership shall issue to each such limited partner additional OP Units, or the Company may elect to cause distributions with respect to which a limited partner has elected reinvestment to be contributed to the Company in exchange for the issuance of Common Shares. At the option of the Company, such a program may also be made available with respect to other units of partnership interest and other securities if and to the extent of each such partner's participation in any such reinvestment program.

              (d) In the event that the Company assumes any debt of the Operating Partnership as provided in the Partnership Agreement, the Operating Partnership shall issue to the Company additional OP Units and other units of partnership interest in an amount equal to the quotient (rounded to the nearest whole number) arrived at by dividing (i) the total debt assumed by the Company (including any interest obligation) by (ii) the market price.

              (e) In all other cases, OP Units, other units of partnership interest, and/or other securities as determined by the Company, may be issued by the Company in its sole and absolute discretion, to existing or newly-admitted partners (including itself) in exchange for capital contributions or additional capital contributions by a partner to the Operating Partnership.

Preference Units and Other Securities

     From time to time, subject to and in accordance with the provisions of the Partnership Agreement, the Company, in its capacity as general partner, may cause the Operating Partnership to issue "Preference Units", as defined herein. A Preference Unit is a unit of partnership interest having such rights, preferences and other privileges, variations and designations as may be determined by the Company in its sole and absolute discretion, but not in violation of the provisions of the Partnership Agreement, the Maryland Revised Uniform Partnership Act, as amended from time to time, or of any other Preference Unit(s), such rights, preferences and other privileges, variations and designations to be as described in a preference certificate which must be appended to the Partnership Agreement and distributed to all partners. There may be more than one series or class of Preference Units having differing terms and conditions, but all Preference Units within a given series or class shall have the same rights, preferences and other privileges, variations and designations. A Preference Unit may be convertible into one or more OP Units or be capable of being valued in OP Units. With respect to each series or class of Preference Units, the Company may also, in its discretion, determine and fix, among other terms and conditions, any of the following: (a) the series to which such Preference Units shall belong, (b) the distribution rate therefore, (c) the price at and the terms and conditions on which such Preference Units may be redeemed, (d) the amount payable in respect of such Preference Units in the event of involuntary or voluntary liquidation, (e) the terms and conditions on which such Preference Units may be converted, if such Preference Units are issued with the privilege of conversion, and (f) the number of such Preference Units to be issued as a part of such series. Once determined and fixed, however, the terms and conditions of a particular series or class of Preference Units may not be changed without the written consent of the holders of at least two-thirds of the Preference Units within the class or series (or such greater percentage as may be provided for in the applicable preference certificate).

     In addition, the Company may cause the Operating Partnership from time to time to issue such other securities, as the Company deems necessary.

Redemption Rights and Exchange of OP Units for Common Shares

     Partnership Put. In accordance with the Partnership Agreement, commencing from and after the second anniversary of the date that a limited partner is admitted as a partner of the Operating Partnership, such partner (the "Putting Partner") has the right (a "Partner Put") to require the Operating Partnership to repurchase during any two-year period up to 20% of the number of OP Units issued to such partner. The Partner Put may be exercised upon not less than 60 days prior written notice to the Operating Partnership (a "Put Notice") setting forth the number of OP Units to be repurchased by the Operating Partnership pursuant to the Partner Put.

     Notwithstanding the foregoing provisions in the Partnership Agreement, pursuant to the Agreement for Contribution of Interest (the "Contribution Agreement"), dated April 1, 1997, among the Company, the Operating Partnership and the limited partners constituting the members of the Pechter Group that received the initial OP Units (the "Initial OP Units"), the holders of the Initial OP Units have the right to exercise a Partner Put with respect to the Initial OP Units at any time, in whole or in part, from and after the first anniversary of the closing date of the Contribution Agreement, or July 1, 1998. Notwithstanding the provisions of the Partnership Agreement, in the event of a Partner Put pursuant to the Contribution Agreement, settlement for the repurchase of Initial OP Units shall take place on the 30th day after a Put Notice is given.

     Partnership Call. In accordance with the Partnership Agreement, the Operating Partnership has the right (a "Partnership Call") upon the death of an individual partner or upon the termination, dissolution, liquidation or other termination of existence of any partner that is an entity, upon not less than 30 days prior written notice (a "Call Notice") to the heirs, personal representatives or estate of an OP Unit holder, to repurchase all or part of the OP Units held by such partner (the "Call Partner") at any time within one year after the later of the occurrence of such event or the date that the Operating Partnership is notified of such occurrence by or on behalf of such Partner. Notwithstanding the foregoing provisions, the Company and the Operating Partnership have agreed in the Contribution Agreement that the Operating Partnership shall not effect a Partnership Call with respect to the repurchase of the Initial OP Units.

     Settlement. Settlement for the repurchase of any OP Units by the Operating Partnership pursuant to a Partner Put or a Partnership Call shall take place on the 60th day after the Put Notice is given or on the 30th day after the Call Notice is given, as the case may be. The purchase of any OP Unit pursuant to a Partner Put or a Partnership Call shall be at a price (the "Redemption Price") equal to the market price per Common Share on the date the Put Notice or the Call Notice, as the case may be, was given.

      At the settlement, the Partnership shall pay to the OP Unit holder in cash an amount equal to 10% of the Redemption Price and shall deliver to the OP Unit holder a promissory note of the Operating Partnership in the principal amount equal to the balance of the Redemption Price (the "Redemption Note"). The Redemption Note shall provide, among other things, that (a) payments shall be made in ten equal consecutive annual installments, together with interest on the unpaid balance at an interest rate per annum equal to the rate of interest in effect from time to time under the Company's line of credit with its principal lender; (b) the Operating Partnership shall have an unlimited right of prepayment without penalty; (c) at the option of the holder, in the event of default in the payment of any installment of principal or interest, the holder may accelerate all amounts payable under the Redemption Note; and (d) the Redemption Note may be assumed by the Company.

     Under the Contribution Agreement, however, the Company and the Operating Partnership have agreed that, in the event of a repurchase of any Initial OP Units pursuant to a Partner Put, the entire Redemption Price shall be paid in cash at the time of settlement. If the obligation to pay the Redemption Price has been assumed by the Company (see "Description of OP Units - Redemption Rights and Exchange of OP Units for Common Shares - Assumption by the Company"), and the Company has made an election to pay the Redemption Price in Common Shares, all such Common Shares issuable in respect of such redemption shall be issued at the settlement.

     Assumption by the Company. The Company has the right at its option, at any time to, assume all or any part of the Operating Partnership's obligation to repurchase OP Units under the Partnership Agreement, to pay all or any part of the Redemption Price, or to pay all or any part of any Redemption Note. If the Company elects to assume any such obligation, the Company shall have the right, upon notice to the Putting Partner or the Call Partner, as the case may be, to pay all or part of the Redemption Price by issuance to such partner of a number of Common Shares equal to the amount to be so paid divided by the market price per Common Share on the date such notice is given. If the Company elects to pay such obligation in cash, the Operating Partnership shall loan to the Company an amount in cash equal to the obligation to be paid by the Company; in such event, the Company shall discharge such loan by surrender to the Operating Partnership of OP Units acquired in connection therewith.

     Limit on Redemptions. Notwithstanding the provisions of the Partnership Agreement and the Contribution Agreement, if the Company assumes the obligation to pay all or any part of the Redemption Price and elects to make such payment in Common Shares, then, to the extent that the delivery of Common Shares in payment of the redemption price would result in any person, entity, or group being the Beneficial Owner of Common Shares in excess of the applicable Ownership Limit or otherwise cause such Common Shares to be Excess Shares, such portion of the Partner Put shall be deemed to be canceled and neither the Company nor the Operating Partnership shall be obligated to repurchase OP Units or to deliver Common Shares in connection with such canceled portion of the Partner Put.

Tax Treatment of Redemption of OP Units

     The following discussion summarizes the material federal income tax considerations that may be relevant to a limited partner who exercises his or her right to require the redemption of his or her OP Units. This discussion only applies to limited partners that provide an affidavit to the Operating Partnership, at the time their OP Units are redeemed, stating under penalties of perjury (a) that the limited partner is not a foreign person and (b) the limited partner's taxpayer identification number.

     LIMITED PARTNERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE REDEMPTION OF THEIR OP UNITS, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF SUCH REDEMPTION IN THEIR PARTICULAR CIRCUMSTANCES AND POTENTIAL CHANGES IN APPLICABLE LAWS.

     General. If the Company assumes and performs the redemption obligation, the Partnership Agreement provides that the redemption will be treated by the Company, the Operating Partnership and the redeeming limited partner as a sale of OP Units by such limited partner to the Company at the time of such redemption. (A limited partner's right to require the redemption of OP Units is referred to as the "Redemption Right.") Such sale will be fully taxable to the redeeming limited partner and such redeeming limited partner will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Shares received in the exchange plus the amount of Operating Partnership liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) allocable to the redeemed OP Units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below.

     If the Company does not elect to assume the obligation to redeem a limited partner's OP Units, the Operating Partnership will redeem such OP Units for cash. If the Operating Partnership redeems OP Units for cash that the Company contributes to the Operating Partnership to effect such redemption, the redemption likely would be treated for tax purposes as a sale of such OP Units to the Company in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming limited partner would be treated as realizing an amount equal to the sum of the cash received in the exchange plus the amount of Operating Partnership liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) allocable to the redeemed OP Units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

     If, instead, the Operating Partnership chooses to redeem a limited partner's OP Units for cash that is not contributed by the Company to effect the redemption, the tax consequences would be the same as described in the previous paragraph, except that if the Operating Partnership redeems less than all of a limited partner's OP Units, the limited partner would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of Operating Partnership liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) allocable to the redeemed OP Units, exceeded the limited partner's adjusted basis in all of such limited partner's OP Units immediately before the redemption.

Potential Application of Disguised Sale Regulations to a Redemption of OP Units. There is a risk that a redemption of OP Units may cause the original transfer of property to the Operating Partnership in exchange for OP Units to be treated as a "disguised sale" of property. The Code and the Treasury Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (including the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner's contribution of property to the partnership, the transactions will be, when viewed together, presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Disguised Sale Regulations also provide that if two years have passed between the contribution of property to the partnership and the transfer of money or other consideration from a partnership to a partner, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

     Accordingly, if an OP Unit is redeemed by the Operating Partnership, the Internal Revenue Service (the "Service") could contend that the Disguised Sale Regulations apply because the redeeming limited partner will receive cash or Common Shares subsequent to his previous contribution of property to the Partnership. If the Service were successful in making such an assertion, the transactions in connection with the issuance of the OP Units themselves could be taxable as a disguised sale under the Disguised Sale Regulations.

     Tax Treatment of Disposition of OP Units by Limited Partners Generally. If an OP Unit is redeemed in a manner that is treated as a sale of the OP Unit the determination of gain or loss from the sale or other disposition will be based on the difference between the amount considered realized for tax purposes and the limited partner's tax basis in such OP Unit. See "-- Basis of OP Units" below. Upon the sale of an OP Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property received (e.g., Redemption Shares) plus the portion of the Operating Partnership's liabilities (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) allocable to the OP Unit sold. To the extent that the amount exceeds the limited partner's basis in the OP Unit disposed of, such limited partner will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of any other property (e.g., Redemption Shares) received upon such disposition.

     Except as described below, any gain recognized upon a sale or other disposition of OP Units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of an OP Unit attributable to a limited partner's share of "unrealized receivables" of the Operating Partnership (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in Operating Partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the transfer of an OP Unit.

     For non-corporate holders, the maximum rate of tax on the net capital gain from the sale or exchange of a capital asset held for more than 18 months is 20%, and the maximum rate of tax from the sale or exchange of a capital asset held for more than one year but not more than 18 months is 28%. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 18 months is 25% to the extent of the prior deductions for "unrecaptured Section 1250 gain" (that is depreciation deductions not otherwise recaptured as ordinary income under the existing depreciation recapture rules).

     The IRS has authority to issue regulations that could, among other things, apply these rates on a look-through basis in the case of "pass-through" entities such as the Company. The IRS has not yet issued such regulations, and if it does not issue such regulations in the future, the rate of tax that would apply to the disposition of an OP Unit by a non-corporate holder would be determined based upon the period of time over which such non-corporate holder held such OP Unit. No assurances, however, can be provided that the IRS will not issue regulations that would provide that the rate of tax that would apply to the disposition of an OP Unit by a non-corporate holder would be determined based upon the nature of the assets of the Operating Partnership and the periods of time over which the Operating Partnership held such assets. Moreover, no assurances can be provided that such regulations would not be applied retroactively.

Basis of OP Units. In general, a limited partner who received OP Units in exchange for contributing an interest in a partnership has an initial tax basis in such OP Units ("Initial Basis") equal to his or her basis in the contributed partnership interest. A limited partner's Initial Basis in his or her OP Units generally is increased by (a) such limited partner's share of Operating Partnership taxable and tax-exempt income, (b) increases in his or her share of the liabilities of the Operating Partnership (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest) and (c) any gain recognized under
Section 737 of the Code due to the receipt of a distribution from the Operating Partnership within seven years (five years in the case of contributions on or before June 7, 1997) of a contribution of property to the Operating Partnership. Generally, such Partner's Initial Basis in his or her OP Units is decreased (but not below zero) by (a) his or her share of Operating Partnership distributions,
(b) decreases in his or her share of liabilities of the Operating Partnership (including the Operating Partnership's share of the liabilities of certain entities in which the Operating Partnership owns an interest), (c) his or her share of losses of the Operating Partnership, and (d) his or her share of nondeductible expenditures of the Operating Partnership that are not chargeable to capital.


                               REGISTRATION RIGHTS

     The following description of the material terms of the Registration Rights Agreement among the Company and the Initial OP Unit holders named therein, dated as of June 27, 1997 (the "Registration Agreement"), does not purport to be complete and is qualified in its entirety by reference to the Registration Agreement, a copy of which is an exhibit to this Registration Statement.


Shelf Registration

     Pursuant to the Registration Agreement, the Company agreed to prepare and file a shelf registration statement under Rule 415 of the Securities Act to register the Redemption Shares. The Company agreed to use its best efforts to cause such registration statement to be declared effective as soon as possible after the first anniversary of the closing under the Contribution Agreement and to keep such registration statement continuously effective for a period of four years (the "Shelf Period"). The Shelf Period may be extended for an additional number of days equal to the number of business days during the pendency of all "Suspension Periods" and "Blackout Periods," as defined herein.

Demand Registration

     At any time during the period beginning with the end of the Shelf Period and ending on the earliest of (a) the completion of demand registrations for all Registrable Securities, as defined below, held by persons entitled to registration rights (the "Qualified Holders"), or (b) at such time as the number of outstanding Registrable Securities is less than 300,000, or (c) the 20th anniversary of the closing of the acquisition of the Acquired Properties (the "Demand Period"), Qualified Holders holding at least 300,000 Registrable
Securities or such Qualified Holder holding the largest number of Registrable Securities may request in writing (a "Registration Request") that the Company file a registration statement under the Securities Act on Form S-3 (each, a "Demand Registration") covering the registration of at least 100,000 Registrable Securities. Within 10 days after the receipt of a Registration Request, the Company is required to give written notice to all other Qualified Holders (the "Registration Notice") of such request and permit such other Qualified Holders to participate in such registration by written notice (the "Holder Notice") received by the Company within 10 days after the date the Registration Notice was given.

     "Registrable Securities" defined in the Registration Agreement as all the Common Shares held by a Qualified Holder that are: (a) issued to them upon a Put of Initial OP Units by a Qualified Holder, or issuable to them upon the exercise by the Company of its election to pay the Redemption Price in Common Shares, and
(b) issued as a stock split, stock dividend or other distribution or in connection with any recapitalization or reclassification with respect to any Common Shares referred to in clause (a); excluding in all cases, however, (y) any Registrable Securities sold pursuant to registration under the Securities Act, and (z) any Registrable Securities sold or eligible for sale without registration pursuant to Rule 144 (or similar or successor rule) promulgated under the Securities Act.

     Nothing in the Registration Agreement is intended to confer upon any person the right to demand Common Shares upon the Put of their Initial OP Units, or to require the Company to exercise its right to issue Common Shares in payment of the Redemption Price.

     Upon a Registration Request the Company is required to use its best efforts to cause the Demand Registration to become effective within 45 days ("Outside Effective Date") and to remain in effect for at least 90 days (excluding business days during the pendency of any Suspension Period or Blackout Period. The Company is obligated to effect only two Demand Registrations in any 12 month period ("Permitted Demand Registrations"). If, however, Qualified Holders that elect to include their Registrable Securities in a registration pursuant to the terms of the Registration Agreement (a "Participating Holder") have made two consecutive requests for a Demand Registration and no registration statements shall have been declared effective as a result of two or more Suspension Periods or Blackout Periods, then the Participating Holders in such registrations have the right to make a special request for a Demand Registration (the "Third Demand Registration") without regard to the number of prior Permitted Demand Registrations during such 12 month period.

     Demand In Connection with a Put. If a Participating Holder exercises his or her demand rights in connection with a Put of Initial OP Units, then the Put will not be settled for Common Shares prior to the effective date of the registration statement. If the registration statement is not declared effective by the Outside Effective Date, then any Participating Holder may withdraw his or her Registrable Securities from such registration and such registration will not count toward the number of Permitted Demand Registrations in such 12 month period. If a Third Demand Registration request is made immediately following two consecutive Registration Requests that have not been declared effective or have not permitted sales due to consecutive Suspension Periods and/or Blackout Periods, and the Third Demand Registration is not declared effective by the 180th day after the first Registration Request was made, even if such delay is due to a Market Stand-Off Period, as defined under the Registration Agreement, then the Company shall be required to honor the Put by payment of cash to the Participating Holders promptly following such 180th day.

     Puts by Small Holders. If a Qualified Holder puts less than 100,000 Initial OP Units and there is not then pending, requested or proposed any registration of Registrable Securities for any Qualified Holder, and if the Company elects to assume the obligation of the Operating Partnership to pay the Redemption Price, then, notwithstanding the provisions of the Registration Agreement, the Company shall either (a) pay the Redemption Price in cash or (b) register the Common Shares that may be issued to such holder in accordance with all other terms of the Registration Agreement. In such event, the registration of such Common Shares shall not be deemed as a Demand Registration for purposes of calculating the Permitted Demand Registrations under the Registration Agreement.

     Underwritten Demand Registration. If the Participating Holders initiating the Demand Registration request ("Initiating Holders") intend to distribute their Registrable Securities covered by their request by means of an underwritten offering, they are required to advise the Company as a part of their request for registration pursuant to the Registration Agreement, and the Company shall include such information in the Registration Notice. In such event, the right of any Participating Holder to include their Registrable Securities in such Demand Registration shall be conditioned upon such Participating Holder's entering into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company, provided that the charges payable by the Participating Holders to such underwriter shall be commercially reasonable. If the underwriter(s) advise(s) the Company in writing that successful marketing of the securities requires a limitation of the number of securities to be underwritten, then the number of Registrable Securities that may be included shall be reduced on a pro rata basis.

Piggyback Registration

     If at any time that at least 10% of the Registrable Securities are held by Qualified Holders, the Company proposes to file a registration statement under the Securities Act with respect to a primary offering (a "Primary Offering") of Common Shares (other than registration for employee benefit plans, merger transactions and similar issuances), the Company will give written notice of such proposed Primary Offering to all Qualified Holders at least 20 days before the anticipated filing date of the registration statement (the "Piggyback Notice"), stating the date that the offering is anticipated to become effective, and shall include in such proposed Primary Offering all Registrable Securities specified in written requests by the Qualified Holders that are received by the Company within 10 days after the date the Piggyback Notice was given.

     The piggyback registration rights do not apply in the event that it is reasonably anticipated that the Primary Offering will commence within 20 days, the underwriters determine that the Primary Offering would be unreasonably delayed by the allowance of piggyback registrations rights, and the Primary Offering, in fact, does not include any Common Shares held by any person other than the Company.

     If the Primary Offering is an underwritten public offering on behalf of the Company, the Company's obligation to include in such registration the Registrable Securities of any Participating Holder shall be conditioned upon the Participating Holder entering into an underwriting agreement with the underwriters, agreeing to be bound by all terms and conditions of the offering, and providing such complete and accurate information as the underwriter may request, including information for inclusion in the registration statement. If the managing underwriter advises the Company in writing that the total number of Common Shares requested to be included in such offering by the Participating Holders and by the Company exceeds the number of Common Shares which, in the opinion and at the reasonable discretion of such managing underwriter, can be included in the offering without adversely affecting the offering, the price range of the Common Shares offered or the probability of success of such offering, the Company will include in such offering (a) first, all Common Shares that the Company proposes to offer, and (b) second, up to the full number of Registrable Securities requested by Participating Holders to be included in such registration that the managing underwriter reasonably believes will not so affect the offering. In such event, the number of Common Shares to be included in such offering by all holders, including the Participating Holders, shall be allocated pro rata among all such holders on the basis of the total number of Common Shares (including Registrable Securities) subject to registration rights that are held by each such holder (regardless of the number of Common Shares requested to be included in such registration). In the case of a request for registration pursuant to a Piggyback Registration in connection with a Put, the Put will not be settled for Common Shares before the effective date of the registration statement which includes such Registrable Securities and shall be considered as never having been exercised to the extent that the Registrable Securities are not so included.

Suspension Period; Blackout Period.

     Suspension Period. The Company's obligation under the Registration Agreement to register any Registrable Securities shall be suspended upon notice by the Company to all Participating Holders of the occurrence of any one or more of the following events ("Suspension Events"):

              (a) a determination by the Company, evidenced by a certificate signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board of Trustees of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement;

              (b) a determination by the Company to effect an underwritten Primary Offering, if the Company is advised by the managing underwriter that the offer or sale of Registrable Securities hereunder would have a material adverse effect on the proposed offering;

              (c) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the registration statement or which renders the Company unable to comply with applicable disclosure requirements in connection with the registration or sale of the Registrable Securities; or

              (d)     the issuance of a stop order.

     Any suspension shall commence on the date notice is given by the Company to all Participating Holders of such Suspension Event, and shall continue in effect until such time that (a) notice is given by the Company that such Suspension Event or its effect no longer exists, or (b) the passage of 120 days after the suspension notice was given (the "Suspension Period"), whichever is earlier.

     Blackout Period. Following the effectiveness of any registration statement under the Registration Agreement, each Participating Holder agreed that no offers or sales of any Registrable Securities owned or held by such person will be effected after the Company shall have given notice ("Blackout Notice") of any Suspension Event which states that no offers or sales shall be made, until such time that (a) notice is given by the Company that offers and sales may recommence, or (b) the passage of 120 days after the Blackout Notice has been given (the "Blackout Period"), whichever is earlier.

     Limit on No Sale Period. The Registration Agreement provides that in no event will the combined duration of all Suspension Periods and Blackout Periods during any calendar year exceed 150 days, and the combined duration of all Suspension Periods, Blackout Periods and Market Stand-Off Periods during any calendar year exceed 180 days. If in connection with any Put the combined duration of all Suspension Periods, Blackout Periods and Market Stand-Off Periods during any calendar year exceeds 180 days, then the Company shall be required to honor the Put by payment of cash to the Putting Participating Holders promptly following such 180th day.

Expenses of Registration

     All expenses incurred in connection with a registration pursuant to the Registration Agreement, including, without limitation, all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company. Each Participating Holder shall bear a proportionate share of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and of the expenses of counsel for Participating Holders. The Company shall not be required to pay for expenses of any registration request pursuant to a Demand Registration if the registration request is subsequently withdrawn at the request of the Participating Holders of a majority of all of the Registrable Securities to be registered unless such withdrawal is pursuant to a right of withdrawal provided for in the Registration Agreement.

Indemnification

     Indemnification by the Company. In the event that any Registrable Securities are included in a registration statement under the Registration Agreement, the Company agreed to indemnify and hold harmless each Participating Holder, the partners, officers and directors of each Participating Holder, any underwriter (as defined in the Securities Act) for such Participating Holder and each person, if any, who controls such Participating Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                      (a) any untrue  statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

                      (b) the  omission or alleged  omission to state  therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                      (c) any  violation or alleged  violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and the Company agreed to reimburse each such Participating Holder, partner, officer, or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in the Registration Agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Participating Holder, partner, officer, director, underwriter or controlling person of such Participating Holder.

     Indemnification by Participating Holders of Registrable Securities. To the extent permitted by law, each Participating Holder agreed to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Participating Holder selling securities under such Registration statement or any of such other Participating Holder's partners, directors or officers or any person who controls such Participating Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Participating Holder, partner or director, officer or controlling person of such other Participating Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Participating Holder expressly for use in connection with such registration; and each such Participating Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Participating Holder, partner, officer, director or controlling person of such other Participating Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Participating Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Participating Holder under the Registration Agreement in respect of any Violation shall not exceed the net proceeds received by such Participating Holder in the registered offering out of which such Violation arises.

              COMPARISON OF OWNERSHIP OF OP UNITS AND COMMON SHARES

     The information below highlights a number of the significant differences and similarities between the Operating Partnership and the Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, duties, liability, exculpation and indemnification of the general partner and the trustees, and investor voting and other rights. These comparisons are intended to assist partners in understanding how their investment will be changed if they redeem their OP Units and the Company exercises its right to assume the Operating Partnership's obligation with respect to such redemption and to acquire the OP Units in exchange for Common Shares. See "Redemption Rights and Exchange of OP Units for Common Shares" above. This discussion is summary in nature and does not constitute a complete discussion of these matters, and limited partners should carefully review the balance of this Prospectus for additional important information.

Form of Organization and Purpose

     The Operating Partnership is a limited partnership organized under the laws of the State of Maryland. The Operating Partnership owns interests in shopping center properties and certain other properties and investments. See "The Company and the Operating Partnership" above. The Operating Partnership may also invest in other types of real estate and in such geographic areas as the Company deems appropriate. The Company conducts the business of the Operating Partnership in such a manner as to permit the Company to be classified as a REIT under the Code.

     The Company is a Maryland real estate investment trust organized under the Maryland REIT Law. Although the Company currently intends to continue to qualify as a REIT under the Code and to operate as a self-administered REIT, the Company is not under any contractual obligation to continue such qualification and there can be no assurance that the Company (or any successor general partner in the Operating Partnership) will continue to maintain such qualification or mode of operation in the future. Except as otherwise permitted in the Partnership Agreement, the Company is obligated to conduct its activities through the Operating Partnership. The Company is the sole general partner of the Operating Partnership.

Nature of Investment

     The OP Units constitute equity interests entitling each limited partner in the Operating Partnership to his or her pro rata share of cash distributions made to the limited partners in the Operating Partnership. See "Description of OP Units." The Operating Partnership would ordinarily expect to retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business, except in certain circumstances.

     The Common Shares constitute equity interests in the Company. The Company is entitled to receive its pro rata share of distributions made by the Operating Partnership with respect to the OP Units owned by it. Each holder of Common Shares of the Company is entitled to his or her pro rata share of any dividends or distributions paid with respect to those Common Shares, which distributions will generally match distributions made in respect of OP Units. The dividends payable to holders of Common Shares are not fixed in amount and are only paid if, when and as authorized and declared by the Trustees out of assets legally available therefor. In order to qualify as a REIT, the Company must distribute at least 95% of its taxable income (excluding capital gains), and any taxable income (including capital gains) not distributed will be subject to corporate income tax.

     The OP Units and the Common Shares represent equity interests entitling the holders thereof to participate in the growth and income of the Operating Partnership and the Company, respectively. The Partnership Agreement states that the Company, as general partner shall make distributions of cash to the partners not less frequently than quarterly to the extent that such funds are available therefor from the Available Cash (as defined in the Partnership Agreement) of the Operating Partnership. Except as required by the provisions of any Preference Units (as defined in the Partnership Agreement), all such distributions shall be paid to all OP Unit holders on a pro rata basis. Dividends on Common Shares of the Company are payable in the discretion of the Trustees.

     The Operating Partnership (and thus the Company) generally expects to reinvest proceeds of any sale of property and refinancings, except in certain limited circumstances. Thus, limited partners in the

Operating Partnership will not be able to realize upon their investments through distributions of sale and refinancing proceeds. Instead, limited partners will be able to realize upon their investments primarily through the exercise of their Redemption Right and, if Common Shares of the Company are issued in satisfaction of such right, the subsequent sale of such shares.

Length of Investment

     The Operating Partnership has a stated term expiring on December 31, 5757. The Operating Partnership has no specific plans for disposition of its assets. To the extent that the Operating Partnership sells or refinances its assets, the net proceeds therefrom generally will be retained by the Operating Partnership for working capital and new investments rather than being distributed to its partners (including the Company), except that the Company currently expects that it generally will distribute the capital gains portion of proceeds it receives from the sale of properties. The Operating Partnership constitutes a vehicle for taking advantage of future investment opportunities that may be available in the real estate market.

     The Company has a perpetual term and intends to continue its operations for an indefinite time period. Pursuant to the Declaration of Trust, the dissolution of the Company must be approved at any meeting of shareholders called for that purpose by the affirmative vote of the holders of not less than a two-thirds of Shares (as defined in the Declaration of Trust) outstanding. The Company has an indirect interest in the properties and property service businesses owned by the Operating Partnership.

     The Operating Partnership (and the Company) generally will reinvest the proceeds of asset dispositions, if any, in new properties or other appropriate investments consistent with their investment objectives. Beginning on July 1, 1998, limited partners in the Operating Partnership are entitled to exercise their Redemption Right to have their OP Units redeemed either for Common Shares or for cash, at the option of the Company. Shareholders of the Company are expected to realize liquidity of their investments by the trading of the Common Shares on the NYSE.

Liquidity

     OP Units are not registered under the Securities Act or any state securities laws and therefore may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is available, and unless the other transfer restrictions discussed below have been satisfied. The Company and the Operating Partnership do not intend to register the OP Units under the Securities Act or any state securities laws.

     In no event may the Company, as the general partner, at any time assign, mortgage, sell, transfer, pledge, grant a security interest in, hypothecate or otherwise encumber all or any portion of its OP Units except by operation of law or to a subsidiary or affiliate of the Company.

     The Partnership Agreement provides that a limited partner may not assign, mortgage, sell, transfer, pledge, grant a security interest in, hypothecate or otherwise encumber (a "transfer") its OP Units for a period of two years after acquisition (the "Holding Period"), without the consent of the Company, which may be unreasonably withheld. After the expiration of the Holding Period, a limited partner may, without the consent of the Company, transfer all or some of its OP Units to members of the limited partner's immediate family or to a trust established for such purpose for estate planning purposes (a "Family Transfer").

     Except for a Family Transfer, a limited partner may not transfer its OP Units, in whole or in part, to a third party without the prior written consent of the Company. Any transfer of the partnership interest, in whole or in part, of a limited partner shall not be effective unless: (a) an executed or authenticated copy of the instrument of assignment is delivered to the Company and the Company's consent is indicated thereon in writing and on signed on behalf of the Company; (b) the transfer of the partnership interest will not violate the Securities Act of 1933, as amended, or applicable state securities laws; (c) after such transfer, the Operating Partnership will continue to be classified as a partnership for Federal income tax purposes and not as an association taxable as a corporation;
(d) such transfer, when taken together with other prior transfers, if any, will not result in a "termination" of the Operating Partnership for Federal income tax purposes; (e) the transferee shall pay all of the Operating Partnership's reasonable costs and expenses in connection with such transfer, including the fees and expenses of counsel to the Operating Partnership; and (f) the transferee executes and agrees to be bound by all the terms and conditions of the Partnership Agreement. The Company, in its sole and absolute discretion, may require that, as a condition of any such transfer, the Operating Partnership receive a favorable opinion of its counsel, at the sole cost and expense of the transferor, as to the matters described in clauses (b), (c), and (d) above.

     In the event that a limited partner dies or is determined to be incompetent, his or her partnership interest may be transferred as follows:

              (a) If a limited partner shall die, his or her executor, personal representative, administrator, or if a limited partner shall be adjudicated incompetent by a court of competent jurisdiction, his or her guardian, conservator or other validly appointed legal representative (in each of the preceding examples, the representative is referred to as the "Fiduciary"), the Fiduciary shall become an "assignee" of the limited partner. If such assignee satisfies the requirements of the Partnership Agreement such assignee shall be admitted as a limited partner of the Operating Partnership.

              (b)  Anything  in  this   Operating   Agreement  to  the  contrary
notwithstanding, each limited partner shall have the right to designate in his Last Will and Testament his successor (or successors) to his Operating Partnership interest in accordance with the provisions of Section 1.706-1(e)(3)(iii) of the Regulations under the Code, and each such successor shall, upon the death of such limited partner, be substituted for and have all rights and all of the obligations of the limited partner, provided that such successor complies with all of the provisions.

     In no event will the Operating Partnership be required to recognize any transfer of a limited partner interest if upon such a transfer the transferee would be deemed to be the beneficial owner of Common Shares in excess of the Beneficial Ownership Limitations contained in the Company's Declaration of Trust.

     Any Common Shares issued in exchange for redeemed OP Units will be registered under the Securities Act and freely transferable, subject to the ownership limits in the Declaration of Trust. The Company's Common Shares are currently listed on the NYSE under the ticker symbol of "MRR". The future breadth and strength of this secondary market will depend, among other things, upon the number of Common Shares outstanding, the Company's financial results and prospects, the general interest in the Company's and other real estate investments, and the Company's dividend yield compared to that of other debt and equity securities.

Potential Dilution of Rights

     The Company as general partner of the Operating Partnership is authorized, in its sole discretion and without limited partner approval, to cause the Operating Partnership to issue additional limited partnership interests and other equity securities for any partnership purpose at any time to the Company, the limited partners or other persons on terms established by the Company. See "Description of OP Units - - Issuance of OP Units" above.

     The Board of Trustees of the Company may issue, in its discretion, additional Common Shares and other equity securities of the Company, including one or more classes or series of common or preferred shares of beneficial interest, with such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights, maturity dates, distribution, exchange or liquidation rights or other rights as the Board of Trustees may specify at the time. See "Description of Common Shares of Beneficial Interest" above. The issuance of additional shares of either Common Shares or other similar equity securities may result in the dilution of the interests of the shareholders. As permitted by the Maryland

REIT Law, the Declaration of Trust contains a provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to enable the Company to qualify as a REIT. Pursuant to the Declaration of Trust, holders of Common Shares do not have any preemptive rights to subscribe to any securities of the Company.

     The limited partners in the Operating Partnership are subject to potential dilution of their interests with respect to cash available for distribution if the Company, in its sole discretion, causes the Operating Partnership to issue additional OP Units or other equity securities. The Company shareholders are also subject to potential dilution if the Board of Trustees, in its discretion, decides to issue additional Common Shares or other equity securities.

Management Control

     All  management  powers  over the  business  and  affairs of the  Operating
Partnership are vested in the Company as the general partner of the Operating Partnership, and no limited partner of the Operating Partnership has any right to participate in or exercise control or management power over the business and affairs of the Operating Partnership.

     The Board of Trustees has exclusive control over the direction of the Company's business and affairs, subject only to certain restrictions in the Declaration of Trust and Bylaws, the Partnership Agreement and applicable law. The Company's Declaration of Trust provides that the number of trustees of the Company, which is currently eight, cannot be less than three nor more than 15. The Declaration of Trust and Bylaws provide that an annual meeting of shareholders be held to elect the Trustees who will serve for the ensuing year and until their successors are duly elected and qualify. Any vacancy (including a vacancy created by an increase in the number of trustees) will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. The Trustees will each serve for a term of one year (except that an individual who has been elected to fill a vacancy will hold office only for the unexpired term of the Trustee he is replacing).

     The policies adopted by the Board of Trustees may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of Trustees, shareholders have no control over the ordinary business policies of the Company.

     Because the Board of Trustees is elected each year by the shareholders at the Company's annual meeting, the shareholders have greater control over the management of the Company than the limited partners have over the Operating Partnership.

Duties of General Partner and Trustees

     The Company (as the general partner of the Operating Partnership) is not liable or accountable, in damages or otherwise, to the Operating Partnership or to any partner for any error of judgment or for any mistakes of fact or law of for anything which it may do or refrain from doing in connection with the business and affairs of the Operating Partnership except in the case of fraud, breach of fiduciary duty or breach of the Partnership Agreement. The Company is not personally liable for the return of any limited partner's capital contribution.

     Under Maryland law, there is no statute specifying the duties of trustees of a REIT such as the Company. However, counsel to the Company believes that it is likely that a Maryland court would refer to the Maryland General Corporation Law (the "MGCL"), which requires directors of a Maryland corporation to perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances.

Management Liability and Indemnification

     Under the Partnership Agreement, the Operating Partnership has agreed to indemnify and hold the Company (which includes its trustees, directors, officers, shareholders and employees) harmless from and against, and shall advance sums to the Company in respect to any and all claims, actions, proceedings losses, liabilities, damages or expenses (the "Losses"), including without limitation legal fees, costs of investigation and defense, and sums expended in settlement of any claim incurred by it by reason of any action taken or not taken by the Company; provided, however, that the Operating Partnership's shall not be required to indemnify the Company with respect to any losses resulting from the Company's fraud, breach of fiduciary duty or breach of the Partnership Agreement. The Company shall be entitled to reimbursement from the Operating Partnership for any amounts paid by it in satisfaction of indemnification obligations owed by the Company to present or former trustees or directors of the Company, as provided for in or pursuant to the Declaration of Trust and Bylaws of the Company. The right of indemnification set forth in the Partnership Agreement is in addition to (but not duplicative of) any rights to which the person or entity seeking indemnification may otherwise be entitled and shall inure to the benefit of the successors and assigns of any such person or entity. No partner can be held personally liable with respect to any claim for indemnification pursuant to the Partnership Agreement, but such claim shall be satisfied solely out of assets of the Operating Partnership.

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of any improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Company's Declaration of Trust requires that the Company's, Bylaws to authorize the Company, to the maximum extent permitted by Maryland law, to indemnify, and pay reasonable expenses to, as such expenses are incurred by each shareholder, Trustee Officer, employee or agent, (including any person who, while a Trustee of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent, of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan) from all claims liabilities to which such person may become subject by reason of his being or having been a shareholder, Trustee, officer employee or agent.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees and officers to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (b) was committed in bad faith or (c) was the result of active and deliberate dishonesty, or (d) the director or officer actually received an improper personal benefit in money, property or services or (e) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Thus, the management of the Operating Partnership and the Company have substantially the same rights to indemnification.

Liability of Investors

     Under the Partnership Agreement and applicable state law, the liability of the limited partners for the Operating Partnership's debts and obligations generally is limited to the amount of their investments in the Operating Partnership, together with an interest in the Operating Partnership's undistributed income, if any.

     Under the Maryland REIT Law, shareholders are not personally liable for the obligations of the Company. The Common Shares, upon issuance, will be fully paid and nonassessable.

     Thus,  the  limited   partners  in  the  Operating   Partnership   and  the
shareholders of the Company have substantially the same personal liability.

Voting Rights

     Except for the right of limited partners to vote on matters specifically provided for in the Act or in the Partnership Agreement, the limited partners have no right or authority to act for or bind the Partnership.

     The Declaration of Trust provides that, subject to the provisions of any class or series of the Common Shares other than Common Shares then outstanding, the shareholders of the Company shall be entitled to vote only on the following matters: (a) election or removal of Trustees; (b) amendment of the Declaration of Trust; (c) termination of the Company; and (d) merger, consolidation or share exchange of the Company or the sale or disposition of all or substantially all of the Company's assets. Except for the election or removal of Trustees, which requires the approval of holders of a majority of the Common Shares present at a meeting at which a quorum is present, each of the other matters requires the affirmative approval of holders of two-thirds of the Common Shares issued and outstanding and entitled to vote upon the matter. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Trustees.

Amendment of the Partnership Agreement or the Declaration of Trust

     Subject to certain limitations, the Company generally has the power, without the consent of any limited partners, to amend the Partnership Agreement as may be required to reflect any changes that the Company deems necessary or appropriate in its sole discretion, provided that such amendment does not adversely affect or eliminate any right granted to a limited partner that is protected by certain special voting provisions. For example, the limited partners rights to vote on amendments are restricted to those which (a) increases the obligation of any limited partner to contribute to the Operating Partnership, (b) increases the responsibility of any limited partner as such for liabilities of the Operating Partnership, (c) materially alters the guaranteed payments or redemption payments to which a limited partner is entitled, (d) materially alters the rights of the holders of OP Units to receive distributions with respect to the OP Units on a pro rata basis (other than amendments to make guaranteed payments to limited partners in connection with contributions of property to the Operating Partnership), or (e) materially alters the allocation to a limited partner of items of income, gain, loss, deduction or credit to which a partner is entitled, and, therefore, require the written consent of a majority in interest of the limited partners who would be similarly affected by such amendments. Notwithstanding the foregoing, the limited partners acknowledged that factors such as the distributions and allocations may be adversely affected by such actions as, among other things, authorized Operating Partnership transactions, admissions of new partners, contributions of property to the Operating Partnership, issuances of new OP Units and/or Preference Units, and redemptions of OP Units and Preference Units; the limited partners agreed that notwithstanding any other provision of the Partnership Agreement, but subject to the Company's performance of its fiduciary duties, any such amendment to the

Partnership Agreement necessary to accomplish any such action shall not require the consent of any limited partner.

     The Declaration of Trust may be amended by a two-thirds vote of the shares then outstanding and entitled to vote thereon. In addition, the Trustees, by a two-thirds vote, may amend the provisions of the Company's Declaration of Trust from time to time to qualify the Company as a REIT.

Review of Investor Lists

     Under Maryland law, one or more persons who together are partners with at least five percent interest in the Operating Partnership (determined on the basis of the sharing of profits and loses) may inspect and copy in person or by agent, on written request from time to time upon reasonable demand, a current list of the name and last known business, residence, or mailing address of each partner.

     Under the MGCL, as applicable to REITs, one or more shareholders holding of record for at least six months at least 5% of the outstanding shares of beneficial interest of any class of a real estate investment trust may upon written request inspect and copy during usual business hours the share ledger of such real estate investment trust and a verified list of shareholders, setting forth their names and addresses and the number of shares of each class held by the shareholder.

     Thus, the limited partners in the Operating Partnership and the shareholders of the Company have substantially the same rights to inspect and, at their own expense, make copies of investor lists, subject to certain limitations.

Review of Books and Records

     Under the Partnership Agreement, limited partners are entitled to, during reasonable business hours and upon reasonable prior notice, access to the books of the Operating Partnership, and in addition at its expense, have the right to copy such books. The Company, at the expense of the Operating Partnership, has agreed to the preparation and distribution to the partners of annual financial data sufficient to reflect the status and operations of the Operating Partnership and its assets, including, but not limited to, audited financial statements of the Operating Partnership and copies of all federal state tax information returns filed by the Operating Partnership, so to enable each partner to file its federal income tax return.

     Under the MGCL, as applicable to REITs, a shareholder or his agent may inspect and copy during normal business hours the following real estate investment trust documents: (a) bylaws; (b) minutes of the proceedings of shareholders; (c) annual statements of affairs; and (d) voting trust agreements on file at the real estate investment trust's principal office. In addition, a shareholder holding at least 5% of the outstanding shares of a real estate investment trust may, upon written request, inspect and copy during usual business hours the books of account of such real estate investment trust.

Issuance of Additional Equity

     The Operating Partnership is authorized to issue OP Units, Preference Units and other securities as determined by the Company, as the general partner, in its sole discretion as follows:

                  (a) (i) OP Units to the Company upon the issuance by the Company of additional Common Shares and the contribution of the net proceeds thereof as an additional capital contribution to the Operating Partnership; however, the Company may issue Common Shares in connection with option plans, restricted share plans or other benefit or compensation plans and arrangements (for example, shares issued in lieu of fees or compensation), and the Company may issue Common Shares in payment of the Redemption Price of any OP Units in accordance with the Partnership Agreement, without receiving any proceeds and that the issuance of Common Shares shall nonetheless entitle the Company to additional OP Units. In such event, the Company, as the general partner, shall cause the Operating

Partnership to issue a number of OP Units equal to the number of Common Shares being issued by the Company.

                    (ii) Preference Units to the Company upon the issuance by the Company of equity securities other than Common Shares, and the contribution of the net proceeds thereof as a capital contribution to the Operating Partnership.

                    (iii) Other securities to the Company upon the issuance by the Company of securities other than Common Shares or equity securities described in the Partnership Agreement and the contribution of the net proceeds thereof to the Operating Partnership.

                    (iv) In the event of any stock split, stock dividend, reclassification, recapitalization or other adjustment in respect of the outstanding Common Shares, the number of OP Units will be proportionately adjusted so that the OP Units will equate to the Common Shares on a one-to-one basis.

                  (b) OP Units to partners (including itself) that hold Preference Units or other securities that are convertible into or exchangeable for OP Units, provided, however, that the Company will convert Preference Units or other securities that are convertible into or exchangeable for OP Units, if, and only if, and only to the extent that, the holders of the corresponding securities issued by the Company elect to convert such securities into Common Shares.

                  (c) If the Company, as the general partner, creates and administers a reinvestment program in substantial conformance with a dividend reinvestment program which may be available from time to time to holders of Common Shares, each limited partner holding OP Units shall have the right to reinvest any or all cash distributions payable to it from time to time pursuant to the Partnership Agreement by having some or all (as the limited partner elects) of such distributions contributed to the Operating Partnership as additional capital contributions, and in such event the Operating Partnership shall issue to each such limited partner additional OP Units, or the Company may elect to cause distributions with respect to which a limited partner has elected reinvestment to be contributed to the Company in exchange for the issuance of Common Shares. At the option of the Company, such a program may also be made available with respect to Preference Units and other securities if and to the extent of each such partner's participation in any such reinvestment program.

                  (d) In the event that the Company assumes any debt of the Operating Partnership, the Operating Partnership shall issue to the Company additional units in an amount equal to the quotient (rounded to the nearest whole number) arrived at by dividing (i) the total debt assumed by the Company (including any interest obligation) by (ii) the market price.

                  (e) In all other cases, OP Units, Preference Units, and/or other securities as determined by the Company, in its sole and absolute discretion, to existing or newly-admitted partners (including itself) in exchange for capital contributions or additional capital contributions by a partner to the partnership.

     The Board of Trustees may issue, in its discretion, additional Common Shares and other equity securities of the Company, including one or more classes of common or preferred shares, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, provided that the total number of shares issued does not exceed the authorized number of shares of beneficial interest set forth in the Company's provision permitting the Board of Trustees, without any action by the shareholders of the Company, to amend the Declaration of Trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has authority to issue.

Borrowing Policies

     The Operating Partnership has no restrictions on borrowings, and the Company as general partner has full power and authority to borrow money on behalf of the Operating Partnership.

     The Company is not restricted under its Declaration of Trust from borrowing. However, under the Partnership Agreement, the Company, as general partner, may not issue debt securities or otherwise incur any debts unless it contributes the proceeds therefrom to the Operating Partnership. Therefore, all indebtedness incurred by the Company will be for the benefit of the Operating Partnership.

Permitted Investments

     The Operating Partnership's purpose is to conduct any business that may be lawfully conducted by a Maryland limited partnership, provided that such business is to be conducted in a manner that permits the Company to be qualified as a REIT (unless the Company ceases to qualify as a REIT for any reason). The Operating Partnership is authorized to perform any and all acts for the furtherance of the purposes and business of the Operating Partnership, including making investments, provided that the Operating Partnership may not take, or refrain from taking, any action which, in the judgment of the Company as general partner (a) could adversely affect the ability of the general partner to continue to qualify as a REIT, (b) could subject the general partner to any additional taxes under Section 857 or Section 4981 of the Code or (c) could violate any law or regulation of any governmental body (unless, in each case, such action, or inaction, is specifically consented to by the Company).

     Under its Declaration of Trust, the Company may engage in any lawful activity permitted by the Maryland REIT Law. To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage-related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes. Under the Partnership Agreement, the Company, as general partner, agrees that it will not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of partnership properties and the management of the business of the Operating Partnership and such activities as are incidental thereto.

Other Investment Restrictions

     Other than restrictions precluding investments by the Operating Partnership that would adversely affect the qualification of the Company as a REIT and restrictions on transactions with affiliates, the Partnership Agreement does not generally restrict the Operating Partnership's authority to make investments, lend Operating Partnership funds or reinvest the Operating Partnership's cash flow and net sale or refinancing proceeds.

     The Company's Declaration of Trust authorizes the Company to enter into any contract or transaction of any kind (including the purchase or sale of property) with any person, including any trustee, officer, employee or agent of the trust, whether or not any of them has a financial interest in the transaction.

Business Combinations

     Under MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of its stock (an "Interested Shareholder") must be (a) recommended by the directors of such corporation and (b) approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock other than stock held by the Interested Shareholder with whom the business combination is to be effected, unless, among other things, the corporation's common shareholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested
Shareholder  for his shares.  In  addition,  an  Interested  Shareholder  or any affiliate thereof may not engage in a "business combination" with the corporation for a period of five years following the date he becomes an Interested Shareholder. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Shareholder becomes an Interested Shareholder. The foregoing provisions of the Maryland General Corporations Law apply to Maryland REITs.

Control Share Acquisitions

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by such person, or in respect of which such person is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel a board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     Unless the Declaration of Trust or Bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within 10 days following a control share acquisition, then, subject to certain conditions and limitations, the Company may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the Declaration of Trust or Bylaws provide otherwise, if voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.


                  FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS
                     OF COMMON SHARES OF BENEFICIAL INTEREST

     The Company believes that it has qualified and intends to remain qualified to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Code, commencing with the Company's taxable year ended December 31, 1993. The following discussion addresses the material tax considerations relevant to the taxation of the Company and summarizes certain federal income tax consequences that may be relevant to certain shareholders. However, the actual tax consequences of holding particular securities being issued by the Company may vary in light of a prospective securities holder's particular facts and circumstances. Certain holders, such as tax-exempt entities, insurance companies and financial institutions, are generally subject to special rules. In addition, the following discussion does not discuss issues under any foreign, state or local tax laws. The tax treatment of a holder of any of the securities offered by Prospectus Supplements will vary depending upon the terms of the specific securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address aspects of federal income taxation relating to holders of particular securities. Certain federal income tax considerations relevant to holders of the particular securities will be provided in the applicable Prospectus Supplement relating thereto. Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC has acted as tax counsel to the Company in connection with the filing of this Prospectus. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. No rulings have been obtained or are expected to be obtained from the IRS concerning any of the matters discussed herein. It should be noted that the Code, rules, regulations, and administrative and judicial interpretations are all subject to change (possibly on a retroactive basis).

     EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS WITH HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE REDEMPTION SHARES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     It is the opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC that the Company is organized and is operating in conformity with the requirements for qualification and taxation as a REIT commencing with the Company's taxable year ended December 31, 1993, and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters including, but not limited to, those set forth below in this discussion of "Federal Income Tax Considerations" and those concerning its business and properties as set forth in this Prospectus and in any Prospectus Supplement. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual (and with respect to certain tests quarterly) operating results, the various income, asset, distribution, stock ownership and other tests discussed below, the results of which will not be reviewed by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC. Accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year (or quarter) will satisfy such requirements.

     If the Company initially failed to elect or qualify for taxation as a REIT or ceases to qualify as a REIT, and the relief provisions do not apply, the Company's income that is distributed to shareholders would be subject to the "double taxation" on earnings (once at the corporate level and again at the shareholder level) that generally results from investment in a corporation. Failure to qualify and to maintain qualification as a REIT would force the Company to reduce significantly its distributions and possibly incur substantial indebtedness or liquidate substantial investments in order to pay the resulting corporate taxes. In addition, the Company, once having obtained REIT status and having lost such status, would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to maintain its qualification was due to reasonable cause and not willful neglect, and certain other requirements were satisfied. In order to elect to again be taxed as a REIT, just as with the original election, the Company would be required to distribute all of its earnings and profits accumulated in any non-REIT taxable year.

Federal Income Taxation of the Company

     General. If the Company qualifies for tax treatment as a REIT pursuant to Code Sections 856 through 860, it will generally not be subject to Federal corporate taxation on its net income to the extent currently distributed to its shareholders. This substantially eliminates the "double taxation" that typically results from the use of investment vehicles, which are treated as corporations for income tax purposes.

     The Company  will be subject to federal  income tax,  however,  as follows:
First, the Company will be taxed at regular corporate rates on its undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference to the extent that tax exceeds its regular tax. Third, if the Company has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, any net income that the Company has from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax. Fifth, if the Company should fail to satisfy either the 75% or 95% gross income tests (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company fails to distribute during each year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from preceding periods, the Company will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if (a) during the 10-year period commencing on the first day of the first taxable year that the Company qualifies as a REIT, the Company recognizes a gain from the disposition of an asset held by the Company at the beginning of such period, or (b) during the 10-year period commencing on the date the Company acquires appreciated property from a Subchapter C corporation in a transaction in which the Company inherits the tax basis in such asset from the Subchapter C corporation and the Company recognizes a gain from the disposition of such asset, then the Company will be subject to tax at the highest regular corporate rate on the lesser of (i) the recognized gain or (ii) the excess, if any, of the fair market value over the adjusted basis of any such asset as of the beginning of such 10-year period (the "Built-In-Gain"). Moreover, the aggregate Built-In-Gain during the 10-year period cannot exceed the total net Built-In-Gain of all assets at the beginning of the 10-year period. Subject to certain limitations, the Company may, to the extent available, utilize any pre-REIT net operating loss (NOL) carry forwards to offset recognized gains.

     Code Section 856(a) defines a Real Estate Investment Trust as a corporation, trust or association (i) managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which (except for the provisions of Sections 856 through 860 of the Code) would be taxable as a domestic corporation; (iv) is neither a financial institution nor an insurance company pursuant to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year, not more than 50% in number or value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (vii) meets certain other tests, described below, regarding its income and assets. The requirements and conditions set forth in (i) through (iv), inclusive, must be met during each day of the taxable year. The requirements set forth in (v) must be met during at least 335 days of a taxable year of 12 months, or during the proportionate part of a taxable year of less than 12 months.

     The Company is owned by more than 100 persons and management has represented that not more than 50% in number or value of the outstanding stock of the Company is owned by five or fewer individuals. Moreover, the Declaration of Trust provides for restrictions regarding ownership of the Common Shares, which will assist the Company in continuing to satisfy the beneficial ownership requirements described above. See "Description of Shares of Beneficial Interest
- Restrictions on Ownership and Transfer."

     The Company owns and operates a number of properties through wholly-owned subsidiaries. Code section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary shall be treated as assets, liabilities, and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Company's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of its wholly-owned subsidiaries will be treated as assets, liabilities and items of the Company. In addition, the Company will be deemed to own its proportionate share of the assets and liabilities of any partnership in which it is a partner.

     Income Tests. There are two percentage tests relating to the sources of the Company's gross income. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) must be directly or indirectly derived each taxable year from investments relating to real property or mortgages on real property or certain temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% test or from dividends, interest, and gain from the sale or disposition of stock or securities. In applying these tests, if the Company invests in a partnership, the Company will be treated as realizing its share of the gross income of the partnership, and the character of such income, as well as other partnership items, will be determined at the partnership level.

     The term "prohibited transaction" means a sale or other distribution of property which would constitute stock in trade of the taxpayer, property which would properly be included in inventory of the taxpayer or property held by the taxpayer primarily for sale to customers in the ordinary course of his trade or business, which is not foreclosure property. However, a prohibited transaction does not include a sale of property which is a real estate asset as defined below if all of the following conditions are satisfied: (i) the REIT has held the property for at least four years; (ii) aggregate expenditures made by the REIT, or any partner of the REIT, during the four year period preceding the date of sale which are includable in the basis of the property do not exceed 30% of the net selling price of the property; (iii) (I) during a taxable year the REIT does not make more than seven sales of property (other than foreclosure property), or (II) the aggregate adjusted basis (as determined for purposes of computing earnings and profits) of properties (other than foreclosure property) sold during the taxable year does not exceed 10% of the aggregate basis (as so determined) of all of the assets of the REIT as of the beginning of the taxable year; (iv) in the case of property, which consists of land or improvements, not acquired through foreclosure or deed in lieu of foreclosure, or lease termination, the REIT has held the property for not less than four years for production of rental income; and (v) if the requirement of clause (iii)(I) is not satisfied, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor (as defined in Code section 856(d)(3)) from whom the REIT itself does not derive or receive any income.

     Rents received by the Company qualify as "rents from real property" for purposes of satisfying the gross income tests for a REIT only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of such tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Fourth, for rents to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no income; provided, however, the Company may directly perform certain services other than services which are considered rendered to the occupant of the Property. In determining whether a REIT satisfies the income tests, a REIT's rental income from a property will not cease to qualify as "rents from real property" merely because the REIT performs services for a tenant other than permitted customary services if the amount that the REIT is deemed to have received as a result of performing impermissible services does not exceed 1% of all amounts received directly or indirectly by the REIT with respect to such property. The amount that a REIT will be deemed to have received for performing impermissible services will be at least 150% of the direct cost to the REIT of providing those services. The Company has represented that it does not charge rent for any property that is based in whole or in part on the income or profits of any person other than rent based on a percentage of receipts or sales, as described above, and that it does not rent any property to a related party tenant as described above. The Constructive Ownership restrictions described above will assist the Company in satisfying this requirement. See "Description of Shares of Beneficial Interest - Restrictions on Ownership and Transfer." Finally, the Company directly performs services under certain of its leases.

     The term "interest" generally does not include any amount if the determination of such amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage of receipts or sales.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is eligible for relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect. It is not now possible to determine the circumstances under which the Company may be entitled to the benefit of these relief provisions. If these relief provisions apply, a special tax is imposed on the greater of the amount by which the Company failed the 75% test or the 95% test.

     Asset Tests. At the close of each quarter of its taxable year, the Company must also satisfy several tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of the Company's operation) and government securities. For these purposes, a REIT's assets include its allocable share of assets held by partnerships in which the REIT owns an interest and is held by qualified REIT subsidiaries of the REIT. It also includes stock or debt instruments held for not more than one year which were purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the REIT. In addition, not more than 25% of the Company's total assets may be represented by securities other than those includable in the 75% asset class. Moreover, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the Company's total assets. Finally, of the investments included in the 25% asset class, the Company may not own more than 10% of any one issuer's outstanding voting securities.

     If the Company inadvertently fails to satisfy one or more of the asset tests at the end of the calendar quarter, the Company would still not lose its REIT status, provided that (i) it satisfied all of the asset tests at the close of the preceding quarter, and (ii) the discrepancy between the value of the Company's assets and the standards imposed by the asset tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition. Even if the provisions of clause
(ii) are not met, the Company could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which such discrepancy arose.

     The Company has numerous wholly owned subsidiaries. All of the Company's current subsidiaries should be treated as "qualified REIT subsidiaries." As noted above, such subsidiaries will not be treated as separate corporations for United States federal income tax purposes pursuant to the provisions of Code
Section 856(i). Thus, for these purposes, the Company will not own more than 10% of the outstanding securities of any one issuer as a result of the ownership of its subsidiaries.

Dividend Requirements

     Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to make distributions (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the after tax net income, if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, the Company will be required to distribute at least 95% of any Built-in Gain (after tax ) it may recognize during the 10-year period commencing on the date it acquires assets with a built-in gain from a Subchapter C corporation in a carryover basis transaction. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. Finally, as discussed above, the Company may be subjected to an excise tax if it fails to meet certain other distribution requirements.

     It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, the Company may find it necessary to arrange for borrowings or pay taxable stock dividends in order to meet the 95% requirement.

     Under certain circumstances the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for distributions paid for the earlier year. Thus, although the Company may be able to avoid being taxed on amounts distributed as deficiency distributions, it will be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

Failure to Qualify as a Real Estate Investment Trust

     The Company's election to be treated as a REIT will be automatically terminated if the Company fails to meet the requirements described above. In that event, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to shareholders will not be deductible by the Company. All distributions to shareholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits and will be eligible for the 70% dividends received deduction for corporations. The Company will not be eligible again to elect REIT status until the fifth taxable year which begins after the year for which the Company's election was terminated unless the Company did not willfully fail to file a timely return with respect to the termination taxable year, inclusion of incorrect information in such return was not due to fraud with intent to evade tax, and the Company establishes that failure to meet the requirement was due to reasonable cause and not willful neglect. Failure to qualify for even one year could result in the Company incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

Federal Income Taxation of Shareholders

     General. As long as the Company qualifies for taxation as a REIT, distributions made to the Company's shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be includable by the shareholders as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends received deduction for corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his shares. Thus, subject to certain limitations, capital gains dividends received by an individual U.S. shareholder may be eligible for the 20%, 25% or 28% tax rates on capital gains. Corporate shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income. A REIT may elect to retain and pay income tax on any net long-term capital gains and require its shareholders to include such undistributed net capital gains in their income. If a REIT makes such an election, the REIT's shareholders would receive a tax credit attributable to their share of capital gains tax paid by a REIT on the undistributed net capital gains that were included in the shareholders' income, and such shareholders will receive an increase in the basis of their shares in the amount of undistributed net capital gain included in their income reduced by the amount of the credit.

     Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares. Shareholders will be required to reduce the tax basis of their Common Shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable at capital gain rates (except with respect to a shareholder who holds his Common Shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon the sale of the Common Shares. Shareholders may not include in their individual federal income tax returns any net operating losses or capital losses of the Company. In addition, any distribution declared by the REIT in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the REIT and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the REIT no later than January 31 of the following year. The REIT may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the REIT.

     Foreign Shareholders. In general, each foreign corporation, partnership and nonresident alien individual that does not hold its, his or her REIT shares in connection with the conduct of a United States trade or business, will be subject to a 30% tax (or lesser amount, as provided by an applicable income tax treaty) on all ordinary dividends paid with respect to such REIT shares. The REIT itself will be required to withhold and pay over such tax. If a foreign shareholder holds such shareholder's REIT shares in connection with the conduct of a Untied States trade or business, and provides the REIT with a properly executed Form 4224, such shareholder will be subject to tax on ordinary dividends in the same manner as a United States person and the REIT will not withhold any distributions to such shareholder. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a non-U.S. shareholder to the extent they do not exceed the adjusted basis of the shareholder's Common Shares. Rather, such distributions will reduce the adjusted basis of such Common Shares, but not below zero. To the extent that such distributions exceed the adjusted basis of a non-U.S. shareholder's Common Shares, they will give rise to tax liability if the non-US shareholder would otherwise be subject to tax on any gain from the sale or disposition of the Common Shares in the Company as described below. If, at the time the distribution was made, it cannot be determined whether the distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as a dividend. However, such amounts would be refundable if it is subsequently determined that such distribution was in excess of current and accumulated earnings and profits of the Company.

     To the extent a foreign shareholder receives REIT distributions attributable to the sale or exchange of United States real property interests held by the REIT, each foreign shareholder will be treated as having engaged in a United States trade or business and, therefore, will be subject to United States federal income tax in the same manner as a United States person on such distributions. The REIT (or the United States nominees of a foreign shareholder) must withhold 34% of all distributions to a foreign shareholder attributable to the disposition of United States real property interests which are designated as capital gain dividends, unless the foreign shareholder has provided the REIT (or its United States nominee) with a statement claiming a withholding exemption from the Internal Revenue Service. A foreign shareholder will be entitled to a credit against his United States income tax equal to the amount so withheld.

     Generally, a foreign person will not be subject to United States income tax on any gain recognized upon a sale or exchange of such person's REIT shares. However, if the REIT does not qualify as a "domestically controlled REIT", a non-U.S. shareholder will be subject to tax on gain recognized upon the sale of the shares. A domestically controlled REIT is defined as a REIT in which at all times during a specified testing period less than 50% in number or value of the shares are held directly or indirectly by foreign persons. It is anticipated that the Company will qualify as a domestically controlled REIT. Non- U.S. shareholders will also be taxed on gain recognized from the sale of their shares in the REIT if (i) the investment in such shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case a shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the non-U.S. shareholder is a non-resident alien who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the non-resident alien will be subject to a 30% tax on the individual's capital gain.

     Foreign persons contemplating an investment in REIT shares should consult their home country tax advisors concerning the tax treatment of such investment under their home country laws, including their ability, if any, to obtain a tax credit for any United States taxes paid.

     Backup Withholding. The REIT will report to its shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 20%, which rate will increase to 31% for amounts paid after December 31, 1993, with respect to distributions paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) has provided a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the REIT with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.

     Tax-Exempt Shareholders. The IRS has ruled that amounts distributed as distributions by a REIT to a certain tax exempt pension trust did not constitute unrelated business taxable income ("UBTI"). Although rulings are merely interpretations of law by the IRS and may be revoked or modified, based on this analysis, indebtedness incurred by the REIT in connection with the acquisition of an investment should not cause any income derived from the investment to be treated as UBTI to a Tax Exempt Entity. A Tax Exempt Entity that incurs indebtedness to finance its purchase of shares, however, will have UBTI by virtue of the acquisition indebtedness rules.

     Tax exempt organizations contemplating an investment in REIT shares should consult their individual tax advisors concerning the tax treatment of such investment.

State and Local Taxation

     The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              SELLING SHAREHOLDERS

     As described elsewhere herein, "Selling Shareholders" are only those persons who may receive Redemption Shares upon the exchange of 3,175,771 OP Units acquired pursuant to the Contribution Agreement. The following table provides the number of OP Units held by each Selling Shareholder and, therefore, the maximum number of Redemption Shares issuable upon exchanges of such OP Units. The Company does not currently expect to issue more than 2,864,000 Common Shares of redemption of OP Units.

     The 2,864,000 Redemption Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below.

Name                       OP Units Owned   Name                 OP Units Owned
-----------------------------------------   -----------------------------------

*Jack H. Pechter               325,833      Emmanuel Glasser           58,796
MHP Investments, L.P. 633,287               Nancy Cohen                58,796
JSP Investments, L.P.          603,287      TSC Associates             60,062
Shelly Pechter Himmelrich      112,932      Albert Perlow and Sonia
Trust F/B/O Melissa Pechter      5,292      Barbara Perlow             41,861
Marilyn Pechter                 14,997      Morton Greenberg           40,041
Pechter Family Limited                      Ronald Weitzman            13,323
 Partnership                   666,949      TSFP Associates            26,718
Tripec Associates Limited                   Dora Schwartz              20,093
 Partnership                   163,138      Stuart Weitzman            13,323
Radcliffe Properties, Inc.         889      Robert N. Meyers           40,041
Victor Cohen Irrevocable                    Darrell Friedman           21,841
 Trust                         205,785      Ben Schreibman             21,841
Saul Offit                      13,323      Non-Exempt Marital Trust
                                             u/w/o Albert Weitzman     13,323
---------------------------------------

*Mr. Pechter is the Deputy Chairman of the Board of Trustees and the Senior Real Estate Advisor to the Company.

                              PLAN OF DISTRIBUTION

         This Prospectus relates to (a) the possible issuance by the Company of up to 2,864,000 Redemption Shares, it, and to the extent that, holders of up to 2,864,000 OP Units tender such OP Units for exchange, and (b) the offer and sale from time to time of up to 2,864,000 Redemption Shares that may be issued to the Selling Shareholders. The Company does not currently expect to issue more than 2,864,000 Common Shares in redemption of OP Units.

         The Company has registered the Redemption Shares for sale to permit the holders thereof to sell such shares without restriction in the open market or otherwise, but registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

         The Company will not receive any cash proceeds from the offering by the Selling Shareholders or from the issuance of the Redemption Shares to holders of OP Units upon receiving a notice of redemption. The Company will acquire one OP Unit from an exchanging partner, in exchange for each Redemption Share that the Company issues. Consequently, with each redemption, the Company's interest in the Operating Partnership will increase.

         Secondary shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Secondary shares may be sold by the Selling Shareholders by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell such Secondary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchase of such secondary shares by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders in amounts to be negotiated in connection with the sales. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any Common Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         All costs, expenses and fees in connection with the registration of the Redemption Shares, including any Secondary Shares sold by the Selling Shareholders, will be borne by the Company. Commissions and discounts, if any, attributable to the sales of Secondary Shares by the Selling Shareholders will be borne by the Selling Shareholders.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland. Marc P. Blum, a trustee of the Company, is a member of such firm and LeRoy E. Hoffberger, Chairman of the Board of Trustees of the Company, is of counsel to such firm.


                                     EXPERTS

         The financial statements and schedules of Mid-Atlantic Realty Trust as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, have ben incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995 financial statements refers to a change in the method of accounting for percentage rent revenues.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by the Company in connection with the issuance and distribution of the securities registered hereby:

         SEC Registration Fee                      $        10,720
                                                     -------------
         Accounting fees and expenses                        4,000
         Legal fees and expenses                            20,000
         Printing and engraving                             21,500
         Miscellaneous                                         780

         Total                                     $        38,000
                                                     -------------
Item 15.  Indemnification of Trustees and Officers.

         Under Maryland law, a Maryland real estate investment trust is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers so that no trustee or officer shall be liable to the trust or to any shareholder for money damages except (i) for and to the extent of actual receipt of an improper personal benefit in money, property or services, or (ii) for active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant's Declaration of Trust has incorporated these provisions.

         The Registrant's Declaration of Trust and Bylaws require the Registrant to indemnify its Trustees and officers to the fullest extent permitted under Maryland law. As a result, the Registrant is required to indemnify any present or former Trustee or officer against any claim or liability, including all judgments, penalties, fines, settlements and expenses, unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Registrant is required to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by such person provided that the Registrant shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Registrant, and
(ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met. The Registrant's Declaration of Trust and Bylaws also require the Registrant to provide indemnification, payment or reimbursement of expenses to a present or former director or officer who served a predecessor of the Registrant in such capacity, and to any employee or agent of the Registrant or a predecessor of the Registrant, and permit the Registrant to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the Maryland General Corporation Law for directors of a Maryland corporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16.  Exhibits.

3.1 The Company's Declaration of Trust dated June 29, 1993. (Incorporated by reference to Exhibit 3(a) of the Company's Post-Effective Amendment No. 2 to Form S-11 on Form S-3 (Registration No. 33-66386)
3.2 Bylaws of the Company (Incorporated by reference to Exhibit 3(b) of the Company's Post-Effective Amendment No. 2 to Form S-11 on Form S-3 (Registration No. 33-66386)
3.3 The Company's Agreement of Limited Partnership dated as of the 27th day of June, 1997, (Incorporated by reference to Exhibit (c)(2) of the Company's Form 8-K (File No. 1-12286))
4.1 Specimen of certificate for Common Shares of Beneficial Interest. Incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-11 (Registration No. 33-66396)
5.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding the legality of securities.*
8.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding certain tax matters.*
10.1 Registration Rights Agreement among the Company and the Initial OP Unit Holders named therein dated as of June 27, 1997.*
10.2 The Operating Partnership's Agreement for Contribution of Interest, dated April 1, 1997, among the Company, the Operating Partnership and the Limited Partners Constituting the Members of the Pechter Group. (Incorporated by reference to Exhibit (c)(1) of the Company's Form 8-K (File No. 1-12286))
23.1 Consent of KPMG Peat Marwick LLP.* 24.1 Power of Attorney (included on signature page).

---------------------------
     *   Filed herewith


Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)To reflect  in the  prospectus  any  facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lutherville, Maryland, on July 14, 1998.

                                           MID-ATLANTIC REALTY TRUST


                                           By: /s/ F. Patrick Hughes
                                           ------------------------------------
                                              F. Patrick Hughes, President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, whose signature appears below constitutes and appoints LeRoy E. Hoffberger, F. Patrick Hughes, Paul F. Robinson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicates.

         Signature                                            Title                              Date


/s/ LeRoy E. Hoffberger                                       Trustee, Chairman of the           July 13, 1998
-----------------------------------------------------           Board of Trustees
LeRoy E. Hoffberger


/s/ F. Patrick Hughes                                         Trustee, President - (Chief        July 14, 1998
-----------------------------------------------------           Executive Officer
F. Patrick Hughes


/s/ Paul G. Bollinger                                         Principal Financial Officer        July 14, 1998
-----------------------------------------------------
Paul G. Bollinger


/s/ David F. Benson                                            Trustee                           July 14, 1998
-----------------------------------------------------
David F. Benson


/s/ Marc P. Blum                                               Trustee                           July 9, 1998
-----------------------------------------------------
Marc P. Blum


                       [SIGNATURES CONTINUED ON NEXT PAGE]

/s/ Robert A. Frank                             Trustee         July 13, 1998
-------------------------------------------
Robert A. Frank


/s/ M. Ronald Lipman                            Trustee         July 10, 1998
-------------------------------------------
M. Ronald Lipman


/s/ Jack H. Pechter                             Trustee         July 14, 1998
-------------------------------------------
Jack H. Pechter


/s/ Daniel S. Stone                             Trustee         July 9, 1998
-------------------------------------------
Daniel S. Stone

                                  EXHIBIT INDEX

Exhibit
Number   Description

   3.1   The Company's Declaration of Trust dated June 29, 1993
   3.2   Bylaws of the Company
   3.3 The Company's Agreement of Limited Partnership dated as of the 27th day of June, 1997
   4.1   Specimen of certificate for Common Shares of Beneficial Ownership
   5.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding the legality of securities*
   8.1 Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC regarding certain tax matters*
   10.1 Registration Rights Agreement among the Company and the Initial OP Unit Holders named therein dated as of June 27, 1997 *
   10.2 The Operating Partnership's Agreement for Contribution of Interest, dated April 1, 1997, among the Company, the Operating Partnership and the Limited Partners Constituting the Members of the Pechter Group
   23.1  Consent of KPMG Peat Marwick LLP*
   24.1  Power of Attorney (included on signature page)
-------------------------
* Filed herewith